UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.        )
Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FUNKO, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FUNKO, INC.

NOTICE & PROXY
STATEMENT

Annual Meeting of Stockholders
June 13, 2023
9:00 a.m. (Pacific Time)

FUNKO, INC.
2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201
[●], 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Funko, Inc. at 9:00 a.m. Pacific Time, on Tuesday, June 13, 2023. We have adopted a virtual format for our Annual Meeting in order to enable all stockholders to attend the Annual Meeting, regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/FNKO2023. A transcript of the audio of the entire Annual Meeting will be available on Funko’s Investor Relations website after the meeting. For further information on how to participate in the meeting, please see “Questions and Answers about the 2023 Annual Meeting of Stockholders” in the accompanying proxy statement.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Brian Mariotti
Chief Executive Officer

Notice of Annual Meeting of Stockholders
To Be Held Tuesday, June 13, 2023
FUNKO, INC.
2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201
The Annual Meeting of Stockholders (the “Annual Meeting”) of Funko, Inc., a Delaware corporation (the “Company”), will be held virtually at www.virtualshareholdermeeting.com/FNKO2023 on Tuesday, June 13, 2023, at 9:00 a.m. Pacific Time, for the following purposes:

➊	To elect Diane Irvine, Sarah Kirshbaum Levy and Jesse Jacobs as Class III Directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

➌	To approve two separate proposals to amend our Amended and Restated Certificate of Incorporation (“COI”) in order to:
3a. Amend a provision that is substantially similar to Section 203 of the General Corporation Law of the State of Delaware to exclude TCG 3.0 Fuji, LP (“TCG”) and certain other parties (including certain affiliates, associates and transferees of TCG) from the definition of “Interested Stockholder”; and
3b. Provide for exculpation of officers from breaches of fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware;

➍	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

➎	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

➏	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on April 18, 2023, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 2802 Wetmore Avenue, Everett, Washington 98201 for a period of ten days prior to the Annual Meeting and will be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

Tracy D. Daw, Chief Legal Officer and Secretary
Everett, Washington
[●], 2023

CERTAIN DEFINITIONS
As used in the accompanying proxy statement, unless otherwise indicated, references to:
•“we,” “us,” “our,” the “Company,” “Funko” and similar references refer: Funko, Inc., and, unless otherwise stated, all of its direct and indirect subsidiaries, including FAH, LLC.
•“ACON” refers to ACON Funko Investors, L.L.C., a Delaware limited liability company, and certain funds affiliated with ACON Funko Investors, L.L.C. (including each of the Former Equity Owners).
•“ACON Sale” refers to the sale by ACON and certain of its affiliates to TCG of an aggregate of 12,520,559 shares of our Class A common stock pursuant to a Stock Purchase Agreement, dated as of May 3, 2022, by and among ACON, certain affiliates of ACON and TCG.
•“Continuing Equity Owners” refers collectively to ACON, Fundamental, the Former Profits Interests Holders, certain former warrant holders and certain current and former executive officers, employees and directors and each of their permitted transferees that owned common units in FAH, LLC after our initial public offering ("IPO") and who may redeem at each of their options, their common units for, at our election, cash or newly-issued shares of Funko, Inc.’s Class A common stock.
•“FAH, LLC” refers to Funko Acquisition Holdings, L.L.C., a Delaware limited liability company.
•“FAH LLC Agreement” refers to FAH, LLC’s second amended and restated limited liability company agreement, as amended from time to time.
•“Former Equity Owners” refers to those Original Equity Owners affiliated with ACON who transferred their indirect ownership interests in common units of FAH, LLC for shares of Funko, Inc.’s Class A common stock (to be held by them either directly or indirectly) in connection with our IPO.
•“Former Profits Interests Holders” refers collectively to certain of our directors and certain current executive officers and employees, in each case, who held existing vested and unvested profits interests in FAH, LLC pursuant to FAH, LLC’s prior equity incentive plan and received common units of FAH, LLC in exchange for their profits interests (subject to any common units received in exchange for unvested profits interests remaining subject to their existing time-based vesting requirements) in connection with our IPO.
•“Former Stockholders Agreement” refers to the Stockholders Agreement, dated November 1, 2017, between the Company, ACON, Fundamental, Brian Mariotti and certain other parties thereto, which was terminated in May 2022.
•“Fundamental” refers collectively to Fundamental Capital, LLC and Funko International, LLC.
•“Original Equity Owners” refers to the owners of ownership interests in FAH, LLC, collectively, prior to the IPO, which include ACON, Fundamental, the Former Profits Interests Holders and certain current and former executive officers, employees and directors.
•“Stockholders Agreement” refers to the Stockholders Agreement, dated May 3, 2022, between the Company and TCG.
•“Tax Receivable Agreement” refers to a tax receivable agreement entered into between Funko, Inc., FAH, LLC and each of the Continuing Equity Owners and certain transferees.
•“TCG" refers to TCG 3.0 Fuji, LP.

i

Proxy Statement
FUNKO, INC.
2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Funko, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/FNKO2023 on Tuesday, June 13, 2023 (the “Annual Meeting”) at 9:00 a.m. Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of outstanding shares of our capital stock, composed of Class A common stock and Class B common stock (collectively, “Common Stock”), at the close of business on April 18, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 18, 2023, there were 47,315,650 shares of Class A common stock and 3,293,140 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 93.5% and 6.5% combined voting power of our Common Stock, respectively.
This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about [●], 2023 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 13, 2023.
This Proxy Statement and our 2022 Annual Report to Stockholders are available at
http://www.proxyvote.com/

PROPOSALS
At the Annual Meeting, our stockholders will be asked:

➊	To elect Diane Irvine, Sarah Kirshbaum Levy and Jesse Jacobs as Class III Directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

➌	To approve two separate proposals to amend our Amended and Restated Certificate of Incorporation (“COI”) in order to:
3a. Amend a provision that is substantially similar to Section 203 of the General Corporation Law of the State of Delaware to exclude TCG 3.0 Fuji, LP (“TCG”) and certain other parties (including certain affiliates, associates and transferees of TCG) from the definition of “Interested Stockholder”; and
3b. Provide for exculpation of officers from breaches of fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware;

➍	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

➎	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

➏	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

➊	FOR the election of Diane Irvine, Sarah Kirshbaum Levy and Jesse Jacobs as Class III Directors;

➋	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

➌	FOR the approval of each of two separate proposals to amend our COI in order to:
3a. Amend a provision that is substantially similar to Section 203 of the General Corporation Law of the State of Delaware to exclude TCG and certain other parties (including certain affiliates, associates and transferees of TCG) from the definition of "Interested Stockholder"; and
3b. Provide for exculpation of officers from breaches of fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware;

➍	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

➎	FOR the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Funko’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Funko is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about [●], 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2023 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is April 18, 2023. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 18, 2023, there were 47,315,650 shares of Class A common stock and 3,293,140 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 93.5% and 6.5% combined voting power of our Common Stock, respectively.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2023 ANNUAL MEETING OF STOCKHOLDERS?
You may attend the Annual Meeting only if you are a Funko stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/FNKO2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Pacific Time on Tuesday, June 13, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time and you should allow ample time for check-in procedures.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 12, 2023. Stockholders may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/FNKO2023 and entering the 16-digit control number included on your Internet Notice, proxy card or the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 9 a.m. Pacific Time, on June 13, 2023.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. To attend and participate in the Annual Meeting, stockholders of record will need the 16-digit control number included in your Internet Notice, Proxy Card or on the instructions that accompanied your proxy materials.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Funko prior to the Annual Meeting; or
•by voting electronically at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld /Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present virtually or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.
Proposal 3: Amendments to the COI (Proposals 3a and 3b)	The affirmative vote of the holders of the Company’s outstanding Common Stock representing at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast in any election of directors.	Abstentions and broker non-votes will have the same effect as votes against the proposal.
Proposal 4: Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present virtually or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect.
Proposal 5: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present virtually or by proxy and entitled to vote on the proposal. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions will reduce the likelihood that any single frequency receives the required vote. Broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as a vote against the ratification of the appointment of Ernst & Young LLP, both of the amendments to the COI and the advisory vote on the compensation of our named executive officers. Abstentions will reduce the likelihood that any single frequency receives the required vote in the advisory vote on the frequency of future advisory votes on executive compensation.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, both of the amendments to our COI, the advisory vote on the compensation of our named executive officers and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

WHY HOLD A VIRTUAL MEETING?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/FNKO2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/FNKO2023.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the 2023 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•    irrelevant to the business of the Company or to the business of the Annual Meeting;
•    related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•    related to any pending, threatened or ongoing litigation;
•    related to personal grievances;
•    derogatory references to individuals or that are otherwise in bad taste;
•    substantially repetitious of questions already made by another stockholder;
•    in excess of the two question limit;
•    in furtherance of the stockholder’s personal or business interests; or

•    out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the 2023 Annual Meeting of Stockholders?”.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four (4) business days of the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors
At the Annual Meeting, three (3) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
We currently have nine (9) directors on our Board.
Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term will expire at the 2024 Annual Meeting of Stockholders; Class II, whose term will expire at the 2025 Annual Meeting of Stockholders; and Class III, whose current term expires at the Annual Meeting and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders. The current Class I Directors are Charles Denson, Brian Mariotti, and Richard Paul; the current Class II Directors are Trevor Edwards, Michael Lunsford and Andrew Perlmutter; and the current Class III Directors are Diane Irvine, Jesse Jacobs and Sarah Kirshbaum Levy.
In connection with the closing of the ACON Sale, we entered into the Stockholders Agreement with TCG. Under the Stockholders Agreement, TCG has designated Messrs. Jacobs and Paul, to be nominees for the applicable elections to our Board. As a result of the Stockholders Agreement and the aggregate voting power of the parties to such agreement, we expect that the parties to the Stockholders Agreement acting in conjunction will significantly influence the election of directors at Funko. For more information, see “Corporate Governance—Stockholders Agreement”.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election of the persons whose names and biographies appear below as Class III Directors. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class III Director nominees.

CLASS III DIRECTORS NOMINEES (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of the Board who are also nominees for election to the Board as Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Diane Irvine	64	2017	Director
Jesse Jacobs	47	2022	Director
Sarah Kirshbaum Levy	52	2019	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Diane Irvine	Age 64
Diane Irvine has served on the Board of Directors of Funko, Inc. and FAH, LLC since August 2017. Ms. Irvine previously served as Chief Executive Officer of Blue Nile, Inc., an online retailer of diamonds and fine jewelry, from February 2008 until November 2011, as President from February 2007 until November 2011, and as Chief Financial Officer from December 1999 until September 2007. From February 1994 until May 1999, Ms. Irvine served as Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., and from September 1981 until February 1994, she worked at accounting firm Coopers & Lybrand LLP in various capacities, most recently as partner. Ms. Irvine currently serves on the boards of directors of Farfetch Limited (on whose board she has served since August 2020), Yelp Inc. (on whose board she has served since November 2011), and D.A. Davidson Companies (on whose board she has served since January 2018). She previously served on the boards of directors of Casper Sleep Inc. from August 2019 to January 2022, XO Group Inc. from November 2014 to December 21, 2018, Rightside Group Ltd. from August 2014 until July 2017, CafePress, Inc. from July 2012 until May 2015, and Blue Nile, Inc. from May 2001 until November 2011. Ms. Irvine received an M.S. in Taxation and a Doctor of Humane Letters from Golden Gate University, and a B.S. in Accounting from Illinois State University. We believe Ms. Irvine’s extensive public company management experience and financial expertise make her well-qualified to serve on our Board of Directors.

Jesse Jacobs	Age 47
Jesse Jacobs has served on the Board of Directors of Funko, Inc. since May 2022. Mr. Jacobs, co-founded and has served as Managing Partner of TCG since 2010. Prior to TCG. Mr. Jacobs was a senior member of the media, entertainment and sports advisory, investing and financing team at Goldman Sachs. Mr. Jacobs has served on the board of directors of former public company Collectors Universe, Inc. since November 2020 and sits on a number of private company boards of directors including Hodinkee, Inc., Exploding Kittens, Inc. and Barstool Sports, Inc. Mr. Jacobs received his B.A. and M.B.A. from the University of Pennsylvania. We believe Mr. Jacobs is well qualified to serve on the Board due to his financial expertise and knowledge of consumer, media and pop culture industries.

Sarah Kirshbaum Levy	Age 52
Sarah Kirshbaum Levy has served on the Board of Directors of Funko, Inc. since September 2019. Ms. Levy has served as the Chief Executive Officer and a director of Betterment, LLC, the largest independent digital investment advisor in the U.S., since December 2020. Ms. Levy previously spent 21 years at ViacomCBS, a multinational media and entertainment company, in roles of increasing responsibility, most recently as the Chief Operating Officer of the Viacom Media Networks division, from 2016 through January 2020, where she was responsible for overseeing global strategy, finance and operations for the division. Prior to her appointment at Viacom Media Networks, Ms. Levy was Chief Operating Officer at Nickelodeon from 2005 to 2016. She sits on the board of Lucius Littauer Foundation, which makes grants in the areas of education, social welfare, health care, and Jewish studies. She also sat on the board of ACON S2 Acquisition Corp., a public special purpose acquisition company, from September 2020 through October 2021, where she served on the Audit and Compensation Committees. Ms. Levy received an M.B.A. and B.A. in Economics from Harvard University. We believe Ms. Levy’s extensive experience in entertainment and media, in particular her familiarity with consumer products licensing, make her well-qualified to serve on our Board of Directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)
The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Charles Denson	66	2017	Chairman of the Board
Brian Mariotti	55	2017	Director
Richard Paul	42	2022	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Charles Denson	Age 66
Charles Denson has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since June 2016. Mr. Denson has served as the President and Chief Executive Officer of Anini Vista Advisors, an advisory and consulting firm, since March 2014. From February 1979 until January 2014, Mr. Denson held various positions at NIKE, Inc., where he was appointed to several management roles, including, in 2001, President of the NIKE Brand, a position he held until January 2014. Mr. Denson also serves on the board of directors of several privately held organizations. Mr. Denson received a B.A. in Business from Utah State University. We believe Mr. Denson’s extensive experience in brand building, brand management and organizational leadership in the public company context makes him well-qualified to serve as the Chairman of our Board of Directors.

Brian Mariotti	Age 55
Brian Mariotti has served as Funko, Inc.'s Chief Executive Officer since December 2022. From January 2022 to December 2022, Mr. Mariotti served as the Company’s Chief Creative Officer, and prior to that, Mr. Mariotti served as Funko, Inc.’s Chief Executive Officer from April 2017 to January 2022. Mr. Mariotti has been a member of Funko, Inc.’s Board of Directors since its formation in April 2017. Prior to the formation of Funko, Inc., Mr. Mariotti served as the Chief Executive Officer of FAH, LLC and as a member of FAH, LLC’s board of directors from October 2015 to April 2017, and as Chief Executive Officer of Funko Holdings LLC ("FHL") and as a member of FHL’s board of directors since May 2013. Mr. Mariotti also served as Chief Executive Officer of Funko, LLC since he acquired the business with a small group of investors in 2005. We believe Mr. Mariotti’s knowledge of the pop culture industry and many years of experience as our former Chief Executive Officer make him well-qualified to serve as a member of our Board of Directors.

Richard Paul	Age 42
Richard Paul has served on the Board of Directors of Funko, Inc. since May 2022. Mr. Paul has served as the Chief Executive Officer of Klutch Sports Group, LLC, a professional sports agency, since September 2012. Mr. Paul is also a co-founder and advisor to Adopt, LLC, a creative agency, since April 2021. Mr. Paul has served on the boards of directors of Klutch Sports Group, LLC since September 2012, United Talent Agency since July 2020, Colieum Acquisition Corp., a special purpose acquisition company, since June 2021, Designer Brands, Inc. since November 2022, and Live Nation Entertainment, Inc. since April 2023. We believe Mr. Paul is well qualified to serve on the Board due to his broad-based business experience and extensive experience in the professional sports and pop culture industries.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS II DIRECTOR (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)
The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Trevor Edwards	60	2022	Director
Michael Lunsford	55	2018	Director
Andrew Perlmutter	45	2022	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Trevor Edwards	Age 60
Trevor Edwards has served on the Board of Directors of Funko, Inc. since July 2022. Mr. Edwards spent 25 years at Nike Inc. (“NIKE”), a multinational footwear and apparel company, in roles of increasing responsibility, most recently as President, NIKE Brands from 2013 to 2018; Vice President, Global Brand & Category Management from August 2006 to June 2013; Vice President, Global Brand Management from 2002 to 2006; Vice President, U.S. Brand Marketing from 2000 to 2002; Vice President, EMEA Marketing from 1999 to 2000; Director of Marketing for Europe from 1997 to 1999; and Director of Marketing for the Americas from 1995 – 1997. Prior to NIKE, Mr. Edwards worked at Colgate-Palmolive in Global Marketing. Mr. Edwards served on the board of directors of Mattel Inc. from 2012 to 2018 and on the board of directors of Iron Spark I, Inc. from 2021 to 2022. Mr. Edwards received a B.B.A. and M.B.A. from Bernard Baruch College. The Board believes Mr. Edwards's extensive marketing and brand management experience, as well as public company leadership experience, make him well-qualified to serve on the Board.

Michael Lunsford	Age 55
Michael Lunsford has served on the Board of Directors of Funko, Inc. since October 2018. Mr. Lunsford served as an Advisor and Vice President of McClatchy, Inc. from 2017 to September 2020. Mr. Lunsford previously served as the Chief Executive Officer of SK Planet, Inc. from 2013 until 2018 and as interim Chief Executive Officer of shopkick, Inc. in 2016. From 2008 to 2013, Mr. Lunsford held various management roles with RealNetworks, Inc., including interim Chief Executive Officer and Executive Vice President and General Manager of RealNetworks’ Core Business and Chief Executive Officer of Rhapsody. Mr. Lunsford also served on the board of directors of shopkick, Inc. from 2013 to 2018, and on the boards of directors of various portfolio companies owned by SK Planet, Inc. from 2013 to 2018. From 2014 to 2018, Mr. Lunsford served on the board of visitors of the University of North Carolina and the board of directors of IslandWood. Mr. Lunsford received an M.B.A. and a B.A. in Economics from The University of North Carolina. We believe Mr. Lunsford’s broad management, retail and e-commerce experience make him well-qualified to serve on our Board of Directors.

Andrew Perlmutter	Age 45
Andrew Perlmutter has served as Funko, Inc.'s President since December 2022 and as a member of the Funko, Inc. Board of Directors since January 2022. Previously, Mr. Perlmutter served as the Company’s Chief Executive Officer from January 2022 to December 2022 and as the President of Funko, Inc. and FAH, LLC from October 2017 to January 2022. Mr. Perlmutter was the Senior Vice President of Sales of FAH, LLC from June 2013 until October 2017. Prior to joining FAH, LLC, he was a co-founder of Bottle Rocket Collective, a board and travel games company, where he oversaw product manufacturing and sales from December 2012 until December 2013. Prior to his time at Bottle Rocket Collective, he was a National Account Manager at The Wilko Group from August 2001 until December 2012, where he managed sales to a variety of major mass-market, specialty and online retailers. Mr. Perlmutter received a B.A. in Interpersonal Communications from Southern Illinois University. We believe Mr. Perlmutter’s knowledge of the pop culture industry and many years of experience as our President make him well-qualified to serve as a member of our Board of Directors.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Funko.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present virtually or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed Funko’s audited financial statements for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and Funko’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Funko’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission.
Funko’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the rules of the PCAOB describing all relationships between the independent registered public accounting firm and Funko, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Funko.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Funko’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Diane Irvine (Chair)
Michael Lunsford
Sarah Kirshbaum Levy

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2022	Fiscal 2021
Audit Fees	$3,492,501	$1,750,048
Audit-Related Fees	180,000	—
Tax Fees	208,565	227,852
All Other Fees	2,198	1,845

Total Fees	$3,883,264	$1,979,745

AUDIT FEES
Audit fees consist of fees for the audit of our consolidated financial statements, the audit of internal controls over financial reporting, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT RELATED FEES
Audit related fees include fees related to professional services in connection with an acquisition in 2022.

TAX FEES
Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning, and tax advice.

ALL OTHER FEES
Other fees included annual fees for a research subscription tool in 2022 and 2021.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval by the Audit Committee, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels or budgeted amounts also require specific pre-approval. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific preapproval from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All services to the Company provided by Ernst & Young LLP in each of 2022 and 2021 were approved in accordance with the Pre-Approval Policy.

PROPOSAL 3: Amendments to our Amended and Restated Certificate of Incorporation
Introduction
On May 3, 2022, ACON entered into a Stock Purchase Agreement with TCG, pursuant to which ACON sold 12,520,559 shares of our Class A common stock to TCG. In connection with the ACON Sale, we entered into the Stockholders Agreement. As previously disclosed, pursuant to the Stockholders Agreement, we agreed to amend our current COI. Proposals 3a and 3b seek stockholder approval for substantive amendments to the COI as agreed to with TCG.
We are submitting these amendments to stockholders for approval as separate proposals so that our stockholders are able to express their views on each substantive amendment. The approval of each of Proposals 3a or 3b is not conditioned on the approval of the other proposal.
As affiliates of TCG, Jesse Jacobs and Richard Paul may be deemed to have an interest in the approval of Proposal 3a because Proposal 3a may provide certain economic and corporate governance benefits to TCG. In addition, certain of our officers would stand to benefit if Proposal 3b is adopted, as it could reduce their potential monetary liability for certain breaches of their fiduciary duty to the Company. However, in view of the considerations described in each of the Proposals 3a and 3b, our Board has unanimously determined to approve and recommend that our stockholders approve Proposals 3a and 3b.
TCG has waived the requirement that the Company put forth certain amendments to the COI for stockholder approval at the Annual Meeting, and such amendments are not contemplated by Proposals 3a or 3b. However, TCG has not waived this right with respect to such amendments at future annual meetings of stockholders.

PROPOSAL 3a: Amend the Definition of “Interested Stockholder”
In Proposal 3a, the Board seeks the approval of an amendment to a provision in our COI that is substantially similar to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) to exclude (a) TCG 3.0 Fuji, LP (“TCG”) and any affiliate of TCG to which TCG transfers our Class A common stock (each, a “TCG Related Party”) and their affiliates and associates and (b) any person who acquires our voting stock from a TCG Related Party from the definition of “Interested Stockholder” (as defined in Section 14.3 of the COI) (collectively, the “TCG Exempted Parties”) as well as certain related deletions in the same provision. A copy of the amendments contemplated by Proposal 3a is attached hereto as Annex A-1, and a copy of the amendments contemplated by Proposal 3a, marked to show changes against our current COI, is attached hereto as Annex A-2.
In Section 14.1 of our COI, we have opted out of Section 203 of the DGCL. However, our COI contains provisions that are similar to Section 203. Specifically, Section 14.2 of our COI provides that, subject to certain exceptions, we will not be able to engage in a “Business Combination” (as defined in Section 14.3 of the COI) with any “Interested Stockholder” (as defined in Section 14.3 of the COI) for three years following the time that the person became an "Interested Stockholder", unless, prior to the time that such person became an “Interested Stockholder”, the Board approved the “Business Combination” or the transaction which resulted in such person becoming an “Interested Stockholder" or unless the "Business Combination" is otherwise approved in a prescribed manner. A “Business Combination” includes, among other things, a merger or consolidation involving us and the “Interested Stockholder” and the sale of 10% or more of our assets. In general, an “Interested Stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated or associated with such entity or person.
ACON and Fundamental (and certain of their respective affiliates and associates as well as certain of their respective transferees as described in the COI) are currently excluded from the definition of “Interested Stockholder” in Section 14.3 of the COI such that, if in the future any of such entities or persons were to own 15% or more of our outstanding voting stock, they would not be deemed to be "Interested Stockholders" regardless of the percentage of our outstanding voting stock owned by them, and accordingly would not be subject to the restriction from engaging in a "Business Combination" with us.
Proposal 3a seeks to replace the exclusion of ACON and Fundamental (and certain of their respective affiliates and associates as well as certain of their respective transferees as described in the COI) in the definition of “Interested Stockholder” with the TCG Exempted Parties. Accordingly, if Proposal 3a is approved and effectuated, the TCG Exempted Parties would be excluded from the definition of “Interested Stockholder”, and therefore would not be subject to the restrictions applicable to interested stockholders described above. Additionally, ACON and Fundamental (and certain of their respective affiliates and associates as well as certain of their respective transferees as described in the COI) would no longer be excluded from the definition of “Interested Stockholder” in Section 14.3.
The Board believes that the Company’s relationship with TCG provides significant value to the Company and that the transaction entered into with TCG in connection with the ACON Sale were in stockholders’ best interests. Based on their relationships and industry knowledge, the Company believes that TCG has been and will be a valuable and effective strategic partner. In addition, in connection with the ACON Sale, TCG provided the Company with certain standstill provisions, prohibiting, among other things, TCG from acquiring additional equity of the Company, other than as provided in the Stockholders Agreement, including any acquisition of shares of Class A common stock to the extent that the aggregate number of shares of Class A common stock beneficially owned by TCG Related Parties and their controlled affiliates following such acquisition would exceed 31.3% of all issued and outstanding shares of Class A common stock (assuming that all outstanding common units in FAH, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis). Accordingly, the Board determined that agreeing to the provisions in the Stockholders Agreement, including the amendments to the COI described in this Proposal 3a, were in the best interests of the Company in order to consummate the ACON Sale.
If our stockholders approve Proposal 3a, our Board has authorized our officers to file a Certificate of Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of Proposal 3a at the Annual Meeting, and the Certificate of Amendment would be expected to become effective upon acceptance by the Delaware Secretary of State. The Board retains authority to determine when to file the Certificate of Amendment with the Delaware Secretary of State and to abandon the amendments described in Proposal 3a notwithstanding prior stockholder approval of such amendments.

VOTE REQUIRED
This proposal requires the affirmative vote of the holders of the Company’s outstanding Common Stock representing at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast in any election of directors. Abstentions and broker non-votes will have the same effect as votes against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR Proposal 3a.

PROPOSAL 3b: Provide for Exculpation of Officers from Breaches of Fiduciary Duty
In Proposal 3b, the Board seeks the approval of an amendment to the COI to provide for the exculpation of officers of the Company to the extent permitted by the DGCL. A copy of the amendment contemplated by Proposal 3b is attached hereto as Annex B-1, and a copy of the amendments contemplated Proposal 3b, marked to show changes, is attached hereto as Annex D-2.
Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended (“Amended 102(b)(7)”), to enable a corporation to include in its certificate of incorporation a provision exculpating certain corporate officers from liability for breach of the fiduciary duty of care in certain circumstances. Previously, Section 102(b)(7) of the DGCL provided for the ability to exculpate directors only and our COI currently limits the monetary liability of our directors in certain circumstances consistent with Section 102(b)(7) of the DGCL. Amended 102(b)(7) allows for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, Amended 102(b)(7) does not permit a corporation to exculpate covered officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Under Amended 102(b)(7), the officers who may be exculpated include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation's public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has consented to services of process in Delaware by written agreement (“Covered Officers”).
Effect of the Amendment
The amendment contemplated by Proposal 3b would allow for the exculpation of our officers to the fullest extent permitted by the DGCL. As described above, this currently means that the proposed amendment would allow for the exculpation of Covered Officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, the proposed amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.
Reasons for the Charter Amendment
Our Board believes that adopting the amendment contemplated by this Proposal 3b would better position the Company to attract top officer candidates and retain our current officers. The proposed amendment would also more closely align the protections available to our officers with those already available to our directors. We believe that failing to adopt the Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
In addition, adopting the amendments contemplated by Proposal 3b would enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The nature of the role of officers often requires them to make decisions on crucial matters. Frequently, officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability based on hindsight, especially in the current litigious environment and regardless of merit. Limiting our current and prospective officers’ concern about personal risk would empower officers to best exercise their business judgment in furtherance of stockholder interests and better position the
Company to retain our current officers and attract top officer candidates. Enhancing our ability to retain and attract experienced officers is in the best interests of the Company and its stockholders and we should seek to assure such persons that exculpation under certain circumstances is available.

If our stockholders approve Proposal 3b, our Board has authorized our officers to file a Certificate of Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of Proposal 3b at the Annual Meeting, and the Certificate of Amendment would become effective upon acceptance by the Delaware Secretary of State. If both Proposals 3a and 3b are approved by stockholders, our Board has authorized our officers to file the A&R COI with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of Proposals 3a and 3b at the Annual Meeting, and the A&R COI would become effective upon acceptance by the Delaware Secretary of State. The Board retains authority to determine when to file the Certificate of Amendment with the Delaware Secretary of State and to abandon the amendments described in Proposal 3b notwithstanding prior stockholder approval of such amendments.

VOTE REQUIRED
This proposal requires the affirmative vote of the holders of the Company’s outstanding Common Stock representing at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast in any election of directors. Abstentions and broker non-votes will have the same effect as votes against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR Proposal 3b.

PROPOSAL 4: Advisory Vote on the Compensation of our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read “Compensation Discussion and Analysis” beginning on page 30 of this proxy statement for additional details about our executive compensation programs. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs.
It is expected that the next say-on-pay vote will occur at the 2024 annual meeting of stockholders, although the Board will consider the outcome of the advisory vote in Proposal 5 when making a final determination.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present virtually or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 5: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers
This Proposal 5 gives our stockholders the opportunity to vote, on a non-binding basis, to advise our Board how frequently we should hold an advisory vote on the compensation of our named executive officers. By voting on this Proposal 5, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.
After careful consideration of this Proposal 5, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what the best approach is for the Company, and we look forward to hearing from our stockholders on this proposal.
You may cast your vote for your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting on this proposal.
This “say-on-frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present virtually or by proxy and entitled to vote thereon. If no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of votes cast by the stockholders to be the frequency recommended by our stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders. Abstentions will reduce the likelihood that any single frequency receives the required vote. Broker non-votes will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends stockholders vote ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age
Brian Mariotti (1)	55	Chief Executive Officer and Director
Andrew Perlmutter (2)	45	President and Director
Steve Nave(3)	53	Chief Financial Officer and Chief Operating Officer
Tracy Daw (4)	57	Chief Legal Officer and Secretary
Andrew Oddie (5)	50	Chief Revenue Officer
(1) See page 9 of this proxy statement for Brian Mariotti's biography.
(2) See page 10 of this proxy statement for Andrew Perlmutter's biography.
(3) Steve Nave has served as Funko’s Chief Financial Officer and Chief Operating Officer since March 1, 2023. Mr. Nave has served as Founding Member of Kingsley-Malta Capital, a family investment fund focused on venture capital and private equity investments, since April 2019. Prior to joining Funko, Mr. Nave served as the President and CEO of Bluestem Group, an online retail company, from 2012 until 2018. Prior to his time with Bluestem Group, Mr. Nave held various executive positions as a member of the Launch Team of Walmart.com from 2000 until 2011, including Chief Financial Officer, Chief Operating Officer, and ultimately Chief Executive Officer. Mr. Nave also serves on a handful of private company boards. Mr. Nave has an Accounting degree from Oklahoma State University and started his career with Ernst & Young LLP.
(4) Tracy Daw has served as Funko’s Chief Legal Officer and Secretary since March 2022 and as the Senior Vice President and General Counsel of FAH, LLC since July 2016. Previously, Mr. Daw served as Senior Vice President, General Counsel and Secretary of Funko, Inc. from its formation in April 2017 to March 2022. Mr. Daw served as the General Counsel of INRIX, Inc., a technology and data services company, from April 2012 until July 2016, where he was responsible for global legal affairs, with emphasis on corporate and intellectual property matters. He also previously served in various roles at RealNetworks, Inc. from February 2000 until April 2012, including as Senior Vice President, Chief Legal Officer and Corporate Secretary, where he managed the company’s global legal affairs and corporate development efforts. From 1990 to 2000, Mr. Daw was a member of the law firm of Sidley Austin LLP, where he was a partner. Mr. Daw received a J.D. from the University of Michigan Law School and a B.S. in Industrial and Labor Relations from Cornell University.
(5) Andrew Oddie has served as Funko's Chief Revenue Officer since May 2022. Prior to the appointment of Chief Revenue Officer, he served as Managing Director, EMEA, since joining the Company in January 2017. Mr. Oddie has over 25 years’ experience in selling, manufacturing and marketing pop culture merchandise, and has held active board positions at key companies in the sector such as Forbidden Planet International, Forbidden Planet New York and Underground Toys. He founded both Underground Toys and Forbidden Planet Home Shopping, giving him a unique insight across the key categories and properties that Funko creates and sells. During his tenure as Managing Director of Underground Toys, he sourced and oversaw the company’s manufacturing base in the Far East, as well as building the sales of the business to over $70 million. Underground Toys was acquired by Funko in early 2017.

CORPORATE GOVERNANCE
GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Funko. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.funko.com, or by writing to our Secretary at our offices at 2802 Wetmore Avenue, Everett, Washington 98201.

BOARD COMPOSITION
Our Board currently consists of nine (9) members: Charles Denson, Diane Irvine, Sarah Kirshbaum Levy, Michael Lunsford, Jesse Jacobs, Richard Paul, Trevor Edwards, Andrew Perlmutter and Brian Mariotti. Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause, at a meeting called for that purpose.

STOCKHOLDERS AGREEMENT
In connection with the ACON Sale, we entered into a new Stockholders Agreement with TCG and our Former Stockholders Agreement was terminated.
Pursuant to the Stockholders Agreement, TCG is entitled to designate up to two directors, apportioned among the classes, for as long as the TCG Related Parties (as defined in the Stockholders Agreement) beneficially own directly or indirectly, in the aggregate, at least 20% of our Class A common stock; and one director for so long as the TCG Related Parties beneficially own directly or indirectly, in the aggregate, less than 20% but at least 10% of our Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) (the “TCG director designee”). The TCG Related Parties are not entitled to designate any director if at any time, the TCG Related Parties beneficially own, directly or indirectly, in the aggregate less than 10% of all issued and outstanding shares of Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).
Pursuant to the Stockholders Agreement, TCG has also agreed to vote, or cause to be voted, all outstanding shares of Class A common stock held by the TCG Related Parties and capable of being voted in such meeting, affirmatively in favor of the election of each director designee nominated by the Board to serve as a director. In addition, at each meeting of the stockholders, TCG has agreed to cause all outstanding shares of Class A common stock held by the TCG Related Parties to be present in person or by proxy for quorum purposes, and shall ensure that their broker-designees, if any, have the authority to vote on at least one “routine” matter at such meeting sufficient to be counted as present for quorum purposes.

DIRECTOR INDEPENDENCE
Our Board of Directors has affirmatively determined that Charles Denson, Diane Irvine, Sarah Kirshbaum Levy, Michael Lunsford, Jesse Jacobs, Richard Paul and Trevor Edwards are each an “independent director,” as defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). In addition, the Board of Directors determined that Ken Brotman and Adam Kriger were independent directors under the Nasdaq Rules during the period in which they served as directors. In evaluating and determining the independence of the directors, the Board considered that Funko may have certain relationships with its directors. Specifically, the Board of Directors considered that Mr. Jacobs and Mr. Paul are affiliated with TCG, and TCG owns approximately 24.7% of our combined voting power as of April 18, 2023. However, the Board determined that this relationship does not impair the independence of Mr. Jacobs or Mr. Paul under the Nasdaq Rules.

DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Stockholders Agreement.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. In addition, the Board will consider whether there are potential conflicts of interest with a candidate’s other personal and professional pursuits. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Board is committed to diversified membership and will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. It is also the policy of the Board to include, and to instruct any search firms to include, diverse candidates in the pool of potential director candidates to be considered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assesses the effectiveness of this policy as part of its periodic self-evaluation.

Board Diversity Matrix (As of: April 18, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	2
Part II: Demographic Background
African American or Black	—	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	2
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Funko, Inc., 2802 Wetmore Avenue, Everett, Washington 98201. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS
Stockholders who wish to send communications on any topic to the Board or, if applicable, specified individual directors should address such communications to the Board of Directors or such individual director in writing: c/o Secretary, 2802 Wetmore Avenue, Everett, Washington 98201. The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are separated, with Mr. Denson serving as Chairman of the Board and Mr. Mariotti serving as Chief Executive Officer. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it allows Mr. Mariotti to focus on the day-to-day operation of our business and allows Mr. Denson to focus on Board-related matters. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be combined or separated at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that, if our Chairman of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director, whose responsibilities would include presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board, as appropriate. We currently do not have a lead director as our Chairman qualifies as an independent director.
Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, the most significant risks facing us, including cybersecurity, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight role, and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the Code is available on our website at www.funko.com in the “Governance” section of the “Investor Relations” page. We expect that any amendments to the Code, or any waivers of its requirements, that are required to be disclosed by SEC or Nasdaq rules will be disclosed on our website.

ANTI-HEDGING POLICY
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees, certain members of their families and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.

EXECUTIVE SESSIONS
The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Chairman of the Board or, if the Chairman is not present, a director selected on a meeting-by-meeting basis by a majority of the independent directors present.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were eleven meetings of the Board during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at www.funko.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors attended our 2022 Annual Meeting of Stockholders.

Committees of the Board
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Charles Denson			X
Trevor Edwards		X
Diane Irvine	Chair	X
Jesse Jacobs			Chair
Sarah Kirshbaum Levy	X
Michael Lunsford	X	Chair
Richard Paul			X

AUDIT COMMITTEE
Our Audit Committee’s responsibilities include, but are not limited to:
•appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing our policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters, and for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.
The Audit Committee's charter is available on our website at www.funko.com. The members of the Audit Committee are Diane Irvine, Michael Lunsford and Sarah Kirshbaum Levy, with Ms. Irvine serving as Chair. Our Board has affirmatively determined that each of Ms. Irvine, Mr. Lunsford and Ms. Levy meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq Rules. In addition, our Board has determined that Ms. Irvine qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met four times during the fiscal year ended December 31, 2022.

COMPENSATION COMMITTEE
The Compensation Committee is responsible for, among other matters:
•reviewing and approving, or recommending that the Board of Directors approve, the compensation of our Chief Executive Officer and other executive officers;
•reviewing and making recommendations to the Board of Directors regarding director compensation; and
•reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.funko.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2022, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executives and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Semler Brossy comparing our compensation to that of a group of peer companies within our industry and met with Semler Brossy to discuss our executive and non-employee director compensation and to receive input and advice. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s Amended and Restated Bylaws and applicable Nasdaq Rules. See “Executive Compensation—Narrative to Summary Compensation Table” and “Director Compensation” below for more information on our processes and procedures for determining executive and director compensation.
The members of our Compensation Committee are Michael Lunsford, Trevor Edwards, and Diane Irvine, with Mr. Lunsford serving as Chair. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
The Compensation Committee met five times during the fiscal year ended December 31, 2022.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is responsible for, among other matters:
•identifying individuals qualified to become members of our Board of Directors, consistent with criteria set forth in our corporate governance guidelines and in accordance with the terms of the Stockholders Agreement;
•annually reviewing the committee structure of the Board of Directors and recommending to the Board of Directors the directors to serve as members of each committee; and
•reviewing and recommending to our Board of Directors changes to our Corporate Governance Guidelines.
The Nominating and Corporate Governance Committee's charter is available on our website at www.funko.com. Our Nominating and Corporate Governance Committee consists of Jesse Jacobs, Charles Denson and Richard Paul with Mr. Jacobs serving as Chair. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2022.

COMPENSATION DISCUSSION AND ANALYSIS

GENERAL
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2022, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2022 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2022 are:
•Brian Mariotti, Chief Executive Officer (and former Chief Creative Officer);
•Andrew Perlmutter, President (and former Chief Executive Officer);
•Scott Yessner, Interim Chief Financial Officer;
•Tracy Daw, Chief Legal Officer and Secretary;
•Andrew Oddie, Chief Revenue Officer and Managing Director - EMEA; and
•Jennifer Fall Jung, former Chief Financial Officer.
In connection with certain executive leadership team changes that occurred during fiscal year 2022, Mr. Mariotti (who had previously served as the Company’s Chief Executive Officer prior to serving as Chief Creative Officer from January 3, 2022 through December 5, 2022) re-commenced serving as our Chief Executive Officer, and Mr. Perlmutter transitioned to the role of President, effective December 5, 2022. Ms. Jung’s employment with us terminated effective December 5, 2022 and in connection therewith, Mr. Yessner was appointed as Interim Chief Financial Officer of the Company. Mr. Yessner served as Interim Chief Financial Officer of the Company until February 28, 2023.

EXECUTIVE SUMMARY
2022 Performance Highlights and Pay for Performance.
Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2022 was aligned with the Company’s performance during 2022. Highlights of that performance include:
•A $263 million strategic investment by a consortium led by The Chernin Group in an all secondary transaction.
•Net sales of $1.3 billion, an increase of approximately 29% over the prior year.
•Our Adjusted EBITDA and Adjusted EBITDA Margin were below the targets set under our cash and equity incentive programs. As a result, executive incentive payouts were negatively impacted as a result of the Company's actual achievement of these performance measures, aligned with our pay-for-performance philosophy.
In order to align pay with performance, a significant portion of our NEOs’ compensation is delivered in the form of equity awards and annual cash incentives, each of which depends on our actual performance. For fiscal year 2022, approximately 75% of our CEO's total target compensation and 71% of our other NEOs’ total target compensation (excluding Mr. Yessner) was in the form of stock options, time-vested restricted stock units (“RSUs”) and performance stock units ("PSUs"), and annual cash incentives. Due to his role as a consultant while we conducted our search for a permanent Chief Financial Officer, Mr. Yessner did not receive any compensation from us other than a weekly flat fee of $38,000 which was paid to his employer Tatum (as defined below) for his services as Interim Chief Financial Officer.

2022 Compensation Highlights. Consistent with our compensation philosophy, key compensation decisions for 2022 included the following:
•Base Salaries and Target Annual Cash Incentive Opportunities. The compensation committee of the Board (the "Compensation Committee") determined that 2022 base salaries and target bonuses for our NEOs would remain level other than those for Mr. Daw and Ms. Jung, who received increases based on a market analysis completed by our independent compensation consultant, as described further below, in order to ensure their cash compensation remained competitive with the market.
•Annual Cash Incentives. For 2022, the Compensation Committee selected performance goals for our performance-based annual bonus program that were intended to promote our business plan and short-term goals, including with respect to Net Sales (as defined below) and Adjusted EBITDA (as defined below). Additionally, a portion of each NEO’s annual incentive was based on an assessment of their individual accomplishments and contributions compared to quantitative and qualitative goals. In light of our achievement of each of the performance goals, the Compensation Committee determined to pay the company financial component of our annual bonuses at 38% of target for each of our NEOs and, consistent with our pay-for-performance philosophy, determined to not make any discretionary increases to payouts in respect of company performance criteria. The individual component for Messrs. Mariotti and Perlmutter was determined to be 0% of target, and the individual component for Messrs. Daw and Oddie was determined to be 100% of target.
•Equity-Based Long Term Incentives. Beginning in 2022, we granted PSUs to certain of our NEOs, which represent a multi-year compensation structure that promotes retention and incentivizes commitment to the long-term operating results of the Company based on the achievement of Net Sales and Adjusted EBITDA Margin goals. A meaningful portion of the total compensation of our executive officers is directly tied, through the use of stock options, RSUs and PSUs, to the growth and long-term success of our Company.
We are focused on a total compensation program that attracts, rewards and retains our executive talent, including our NEOs, while linking our executives’ pay to performance. We provide competitive cash compensation through base salary, which is fixed pay, and short-term annual cash performance bonuses. Our equity program provides for long-term equity awards in the form of stock options, RSUs, and PSUs, which we rely on to ensure a strong connection between our executive compensation program and the long-term growth of the Company. By ensuring that our executive officers have a meaningful portion of their potential cash and equity compensation tied to long-term stock price performance and key Company performance objectives, we are able to closely align the interests of our executive officers with the interests of our stockholders.
Compensation Governance and Best Practices. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

	What We Do		What We Do Not Do
✓	Emphasize performance-based, at risk compensation.	X	Do not grant uncapped cash incentives or guaranteed equity compensation.

✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide significant perquisites.

✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Do not provide any compensation-related tax gross-ups.

✓	Engage an independent compensation consultant to advise our Compensation Committee.	X	Do not reprice our stock option awards.

✓	Maintain stock ownership guidelines for executive officers and non-employee members of our Board.	X	Do not provide material perquisites or other personal benefits to our executive officers.

✓	Maintain a clawback policy that provides for the recoupment of certain compensation in certain events.	X	Do not allow for hedging or pledging of Company stock.

EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY
The key objective in our executive compensation program is to attract, motivate, and reward leaders who have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:
•Attract and retain talented and experienced executives in a competitive and dynamic market;
•Motivate our NEOs to help our company achieve the best possible financial and operational results;
•Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•Align the long-term interests of our NEOs with those of our stockholders.
We strive to set our overall total compensation at a competitive level. Executives are compensated based on factors such as experience, performance, scope of position, market pay levels, and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

Participant	Role
Compensation Committee	●	Approves the target total direct compensation for our CEO, in consultation with the Compensation Committee and the Compensation Committee’s independent compensation consultant Semler Brossy Consulting Group, LLC (“Semler Brossy”)
	●	Approves the target total direct compensation for our NEOs (other than the CEO) after receiving input from our CEO, our SVP of People & Culture, and Semler Brossy
Independent Compensation Consultant	●	Provides objective advice on our executive compensation practices, including conducting a comprehensive analysis of our executive compensation program using publicly-available information from peer companies and broader market survey data to compare each element of our executive compensation program
	●	Provides input and perspective related to incentive plan design, trends and regulatory developments, peer groups and compensation review methodology, and other executive compensation practices
	●	Assisted the Compensation Committee with its review of our non-employee director compensation in 2022
	●	Attended all meetings held by the Compensation Committee
	●	Did not provide any other services to the Company in 2022 other than support to the Compensation Committee
Management	●	The CEO reviews with the Compensation Committee a performance assessment for each of the other NEOs at the beginning of each fiscal year, recommends their target compensation levels, including salaries and target annual and long-term incentive levels, with the exception of the CEO's own compensation
	●	The Compensation Committee factors in these assessments and recommendations, along with other information, to determine final compensation
	●	The Chief Financial Officer, Chief Legal Officer, and SVP of People & Culture regularly attend Compensation Committee meetings upon request, but are not present for any of the discussions of their own compensation as part of our focus on strong corporate governance
The Compensation Committee has evaluated Semler Brossy’s independence pursuant to the requirements of Nasdaq and SEC rules and has determined that Semler Brossy does not have any conflicts of interest in advising the Compensation Committee.
Determination of Executive Compensation
In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation), current and past total compensation, competitive market data and analysis from the peer group and broader survey data for similarly sized companies provided by Semler Brossy, the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge. Our Compensation Committee makes decisions regarding our Chief Executive Officer's compensation.
Comparative Market Pay Analysis
In consultation with Semler Brossy, our Compensation Committee focuses on publicly-disclosed information from the peer group as well as broader market survey data for companies similarly sized to Funko for general benchmarking purposes for evaluating our executive compensation program. The Compensation Committee periodically reviews the composition of the peer group to assess its continued relevance based on a combination of quantitative and qualitative factors including size, revenue and market capitalization, business fit, talent market overlap, and other relevant factors.

For 2022, the peer group consisted of:

●	G-III Apparel	●	iRobot	●	Johnson Outdoors

●	Universal Electronics	●	Helen of Troy	●	Scholastic

●	Revolve Group	●	JAAKS Pacific	●	Wolverine Worldwide

●	YETI Holdings	●	Duluth Holdings	●	Stich Fix

●	GoPro	●	Movado Group	●	SpinMaster

●	WWE	●	MSG Networks
While the Compensation Committee does not establish compensation levels for any element of compensation solely based on a comparative market analysis, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

ELEMENTS OF COMPENSATION
The primary elements of our NEOs’ compensation and the main objectives of each are:
•Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;
•Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives;
•Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and time-based RSUs and PSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.
In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2022 is described further below.

Base Salary
The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. In connection with his transition to the role of Chief Executive Officer in January 2022, Mr. Perlmutter’s base salary was increased to $825,000. In March 2022, after taking into account competitive market data provided by Semler Brossy, our Compensation Committee approved base salary increases for 2022 for Mr. Daw from $400,000 to $450,000, for Ms. Jung from $450,000 to $500,000. Such increases were intended to reflect the scope of responsibilities assumed by each executive and ensure stability through the company’s leadership team. Following such determinations, our NEOs’ base salaries were as set forth below:

Name(1)	2022 Annualized Base Salary

Brian Mariotti	$1,000,000

Andrew Perlmutter	$825,000

Tracy Daw	$450,000

Andrew Oddie	£496,501(2)

Jennifer Fall Jung	$500,000

(1) Mr. Yessner does not receive an annual base salary. The Company paid his employer Tatum (as defined below) a weekly flat fee of $38,000 for his services as Interim Chief Financial Officer.
(2) As of December 31, 2022, this was equal to $660,667 based on a currency exchange rate of £1 to $1.2098.
Cash Incentive Compensation
We consider annual cash incentive bonuses to be an important component of our total compensation program and provides incentives necessary to retain executive officers. We maintain the Funko, Inc. Executive Annual Incentive Plan, or the Executive Incentive Plan. The Executive Incentive Plan is an incentive bonus plan under which certain key executives, including our named executive officers, may be eligible to receive bonus payments generally based upon the attainment of pre-established performance goals. Notwithstanding the foregoing, we may pay bonuses to participants under the Executive Incentive Plan based upon such other terms and conditions as the administrator may in its discretion determine.

For 2022, target and potential maximum cash incentive bonuses as a percentage of salary were as set out below.

Named Executive Officer(1)	Target Cash Incentive	Maximum Cash Incentive

Brian Mariotti	150%	300%

Andrew Perlmutter	150%	300%

Tracy Daw	75%	150%

Andrew Oddie	75%	150%

Jennifer Fall Jung	75%	150%

(1) Mr. Yessner was not eligible for cash incentive compensation. The Company paid his employer Tatum (as defined below) a weekly flat fee of $38,000 for his services as Interim Chief Financial Officer.
Such target bonuses represented increases of 25% points for Mr. Daw and 25% points for Ms. Jung, and were approved by the Compensation Committee following consideration of the factors set forth above under “Determination of Executive Compensation”.

Under the Executive Incentive Plan, our Compensation Committee establishes company performance goals each year and, at the completion of the year, determines actual bonus payouts after assessing company and individual performance against these goals. The Executive Incentive Plan for fiscal 2022 was based on the achievement of: (i) Net Sales (weighted at 40%); (ii) Adjusted EBITDA (weighted at 40%); and (iii) individual performance (weighted at 20%).
“Net Sales” is defined as: gross product sales, license and royalty income and shipping income, net of sales and promotional allowances as well as damage and defects and customer account adjustments.
“Adjusted EBITDA” is defined as: net (loss) income before interest expense, net, income tax expense (benefit), depreciation and amortization, further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction losses, Tax Receivable Agreement liability adjustments and other unusual or one-time items.
Adjusted EBITDA is a non-GAAP financial measures. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.
The targeted Company performance goals under the Executive Incentive Plan for 2022 were $1,345,400,000 for Net Sales and $208,500,000 for Adjusted EBITDA. The following table sets forth the threshold, target and maximum bonus opportunities with respect to the Company performance components:

Financial Goals Achievement	Payout of Company performance goal (1)

Less than 85% of Target	0%

85% of Target	50% of the Target Bonus

100% of Target	100% of the Target Bonus

130% or more than Target	200% of the Target Bonus

(1) Determined on a linear interpolation basis.
2022 Company Performance Goals ($MMs)

Metric	Weighting	Threshold	Target	Maximum	Actual Achievement	Payout (% of target)
Net Sales	40%	$1,144	$1,345	$1,749	$1,321	94%
Adj. EBITDA	40%	$177	$209	$271	$102	49%
Total Weighted Attainment						38%
Based on the Company’s achievement of 94% of the Net Sales goal and 49% of the Adjusted EBITDA goal for 2022, the Compensation Committee determined that the Company financial performance component of the 2022 bonuses was achieved at 38%.
In determining the individual component of the fiscal 2022 Executive Incentive Plan (weighted at 20%), the Compensation Committee considered achievement of individual strategic and performance objectives for each executive. The executives were responsible for the achievement of specific objectives such as: expanding international distribution, expanding the Company's portfolio of owned IP, evolving the Company's digital and direct-to-consumer strategy, and implementing infrastructure for long-term growth.
Based on its assessment of achievement relative to the individual objectives as described above, the Compensation Committee determined that the individual component would payout at 100% of target for Messrs. Daw and Oddie. Based on the Company’s overall financial performance and shortfall against our 2022 objectives, the Compensation Committee determined that the individual component would payout at 0% of target for Messrs. Mariotti and Perlmutter.

Total actual cash incentives earned for 2022 under the Executive Incentive Plan were as set out below:

Named Executive Officer	Fiscal 2022 Payout
Brian Mariotti	$456,000
Andrew Perlmutter	$371,377
Tracy Daw	$166,465
Andrew Oddie	$259,489
Pursuant to her separation agreement (as described below), the Compensation Committee agreed to pay Ms. Jung’s 2022 fiscal year bonus out at target achievement in consideration for Ms. Jung’s agreement to provide transition and advisory services for a limited transition period following her termination as Chief Financial Officer.
In recognition of their work in connection with the TCG Transaction, Mr. Daw and Ms. Fall Jung also received discretionary bonuses of $7,500 and $5,000, respectively, on May 27, 2022.
The NEOs’ 2022 performance bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “2022 Summary Compensation Table” below, other than the discretionary bonuses paid to Mr. Daw and Ms. Jung, as well as Ms. Jung’s bonus pursuant to her separation agreement, which amounts are set forth in the column entitled “Bonus”.
Equity-Based Long-Term Incentive Awards
We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders. Long-term incentive grant values are determined holistically in the context of total compensation levels. This process, as described above, considers comparative market analysis, retention, role criticality, and individual performance. We generally make our annual equity awards following the Compensation Committee meeting held in the first quarter.
Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. Commencing as of 2022, our Compensation Committee determined to add performance stock units, or PSUs, to the equity grant mix for our executives, which serves to further emphasize our commitment to at-risk compensation and drive sustained, long-term performance. The Compensation Committee will review and assess the mix of equity awards in the future to ensure it remains appropriate and aligned with stockholder interests.
2022 Equity-Based Long-Term Incentive Grants
2022 equity awards were granted through a combination of restricted stock units ("RSUs), stock options, and performance-based stock units ("PSUs") as follows:

	RSUs	Stock Options	PSUs
Weighting	50%	25%	25%
Performance Metrics	Not applicable	Not applicable	Net Sales and Adjusted EBITDA Margin
Vesting Period	25% annually over four years	25% after year one, 1/36th monthly thereafter	Cliff vest following end of 3-year performance period
Performance Leverage	Not applicable	Not applicable`	0 - 200% of target
RSUs and stock options reward long-term stock price appreciation, promote retention, facilitate stock ownership, and align our NEOs’ interests with those of our stockholders.

The PSUs were primarily designed to incentivize achievement of long-term financial growth priorities. The PSUs are tied to two equally weighted performance metrics, Net Sales and Adjusted EBITDA Margin, and vest based on the average annual achievement of the applicable performance goals over the three-year performance period from January 1, 2022 to December 31, 2024. We use Net Sales and Adjusted EBITDA Margin as measures to assess our business because they are key drivers of long-term shareholder value.
Achievement of Targets for First Year of 2022-2024 Performance-Based Stock Units

Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achievement	% of Target Payout Earned
Net Sales (in millions)	$1,143	$1,345.00	$1,749.00	$1,321.00	94%
Adjusted EBITDA Margin	15.0%	15.5%	16.5%	7.7%	—%
Combined Achievement for First Performance Period					47%
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Net Sales (each as defined above).
Adjusted EBITDA Margin is a non-GAAP financial measure. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.
In March 2022, we made the following grants to our NEOs:

Name	Target Grant Value ($)	Number of Shares Underlying Stock Options	Number of Shares Underlying RSUs	Number of Shares Underlying PSUs (at target)

Brian Mariotti	1,500,000	54,300	43,428	21,713

Andrew Perlmutter	1,350,000	44,800	35,829	17,914

Tracy Daw	675,000	21,700	17,372	8,685

Andrew Oddie	880,500	23,500	18,798	9,398

Jennifer Fall Jung	750,000	24,400	19,543	9,771

Grants are converted from the target dollar values to shares based on the Company’s 30-day average price as of the date of grant.
For our named executive officers other than Mr. Yessner (who was not granted any equity awards in connection with his role as Interim Chief Financial Officer), the Compensation Committee determined that it was appropriate to grant an equity mix targeted at approximately 25% PSUs, 50% RSUs and 25% options in order to promote a long-term compensation structure that emphasizes both retention and commitment to the financial performance of the Company. The amount of each award was based on several factors, including managing the Company’s available share pool, maintaining our ability to compete for outstanding talent while committing to the alignment of our executive compensation program with stockholders’ interests and long-term Company performance, and the NEO’s experience and position.
In addition, in connection with his promotion to the role of Chief Revenue Officer, on May 12, 2022 Mr. Oddie was granted an award of 57,971 restricted stock units, which will vest in three equal annual installments on each of the first three anniversaries of the grant date, as well as a retention award of 231,884 restricted stock units, which will vest in full on the fifth anniversary of the grant date, in each case subject to Mr. Oddie’s continued service through the applicable vesting dates.
In connection with his promotion to the role of Chief Executive Officer, on January 3, 2022 Mr. Perlmutter was granted an award of 85,812 restricted stock units, which will vest in three equal annual installments on each of the first anniversaries of the grant date, subject to Mr. Perlmutter’s continued service through the applicable vesting dates.

Equity Plans
Common Units. Prior to our initial public offering, certain of our employees were granted profits interests in FAH, LLC pursuant to the Amended FAH LLC Agreement. Upon our initial public offering, these profit interest grants were converted into Common Units in FAH, LLC, but remained subject to vesting. The common units generally vest annually over four years from the first anniversary of the applicable vesting date (December 21, 2015 for Mr. Mariotti, and Mr. Perlmutter), subject to the individual’s continued employment with us.
Options and Restricted Stock Units. We sponsor the FAH, LLC 2015 Option Plan, or the 2015 Option Plan, pursuant to which certain of our employees, including Mr. Perlmutter, have been granted options to purchase Common Units in FAH, LLC.
In connection with our initial public offering we adopted the 2017 Incentive Award Plan, or the 2017 Plan, pursuant to which we may grant cash and equity-based incentive awards, including stock options and restricted stock units, to eligible service providers in order to attract, motivate and retain the talent for which we compete. In addition, in 2019 we adopted the 2019 Incentive Award Plan, or the 2019 Plan. The 2019 Plan supplements our 2017 Plan by providing us with an additional tool to grant cash and equity-based incentive awards, including stock options and restricted stock units, to eligible service providers in order to attract, motivate and retain the talent for which we compete.
Retirement Savings, Health and Welfare Benefits
Retirement Plans. We currently maintain the Funko 401(k) Plan, a defined contribution retirement and savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. Currently, we match contributions made by participants in the 401(k) Plan up to 4% of the employee's annual earnings, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
a.medical, dental and vision benefits;
b.medical and dependent care flexible spending accounts;
c.short-term and long-term disability insurance; and
d.life insurance.
Perquisites. Pursuant to his service agreement, Mr. Oddie is entitled to a monthly car allowance of £1,000 as well as a monthly cash supplement equal to 5% of his monthly salary in lieu of his participation in the Company’s pension scheme.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers. We do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee
No Tax Gross-Ups. We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Severance and Change in Control Arrangements
We are party to employment agreements with each of our NEOs other than Mr. Yessner (who is engaged as an interim executive pursuant to a talent service agreement), which provide for severance benefits and payments upon certain qualifying terminations of employment. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In addition, certain of our executives may be entitled to enhanced benefits in connection with a qualifying termination following a change in control, which can mitigate a potential disincentive for our executives when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth in “Potential Payments Upon Termination or Change in Control” below.

OTHER POLICIES AND CONSIDERATIONS
Stock Ownership Guidelines
Effective January 1, 2021, we adopted stock ownership guidelines that are applicable to our executive officers, including our named executive officers, and to our non-employee directors. Our executive officers and non-employee directors (other than those affiliated with TCG) are expected to satisfy the applicable guidelines set forth below within five years of the later of (i) January 1, 2026 and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least such minimum value in shares of common stock for so long as they are an executive officer or non-employee director, as applicable.

Position	Salary/Fee Multiple Threshold ($)
Chief Executive Officer	5X annual base salary
President	3X annual base salary
Other Executive Officers	1X annual base salary
Non-Employee Director	5X annual retainer fee
Clawback Policy
Effective January 1, 2021, we also adopted a “clawback” policy covering our executives with respect to certain incentive-based cash and equity compensation in connection with any of: (i) a financial restatement due to the Company’s material non-compliance with financial reporting requirements; (ii) a covered employee engages in conduct constituting “cause” under the employee’s employment agreement or any applicable Company arrangement; (iii) a covered employee engages in conduct violating any applicable Company policies; or (iv) a covered employee breaches any applicable restrictive covenant obligations. If any of the payments would have been lower if determined using the restated results in the event of a financial restatement, the Board will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers up to the excess value or benefit of the prior payments made to those executive officers; provided that the Board may seek to recoup any incentive-based compensation in the event of employee misconduct covered by the preceding clauses (ii) – (iv ). We will evaluate our clawback policy in light of the requirements of Section 10D of the Exchange Act, and the guidance and regulations promulgated thereunder.
Derivatives Trading, Hedging, and Pledging Policies. Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director to may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Section 409A. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.
Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Michael Lunsford (Chair)
Trevor Edwards
Diane Irvine

EXECUTIVE COMPENSATION TABLES

2022 SUMMARY COMPENSATION TABLE
The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Brian Mariotti	2022	1,000,000	—		1,113,260	548,906	456,000	12,096	3,130,262
Chief Executive Officer	2021	1,000,000	—		892,565	1,090,590	2,444,400	12,096	5,439,651
	2020	957,692	—		290,019	204,038	1,163,400	12,096	2,627,245
Andrew Perlmutter	2022	814,423	—		2,564,342	452,872	371,377	11,311	4,214,326
President	2021	550,000	—		490,901	600,197	1,344,420	12,081	2,997,599
	2020	526,731	—		159,510	112,290	639,870	12,081	1,450,482
Scott Yessner	2022	152,000	—		—	—	—	—	152,000
Interim Chief Financial Officer (5)
Tracy Daw	2022	440,385	7,500	(6)	445,314	219,360	166,465	12,896	1,291,920
Chief Legal Officer and Secretary	2021	400,000	—		238,024	291,258	325,920	17,096	1,272,298
	2020	386,442	—		399,996	51,009	155,120	15,096	1,007,663
Andrew Oddie	2022	594,892	—		6,044,187	237,556	259,489	44,852	7,180,976
Chief Revenue Officer (7)
Jennifer Fall Jung	2022	490,385	372,788	(8)	500,976	246,654	—	12,988	1,623,791
Chief Financial Officer	2021	449,135	—		401,644	490,393	366,660	19,739	1,727,571
	2020	407,019	—		548,257	86,699	164,815	57,839	1,264,629

(1) Amounts reflect the full grant-date value of the stock awards granted during 2022, 2021 and 2020, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of the PSUs granted to our executives is based on the probable outcome of the relevant performance conditions. The maximum grant date fair values of the PSUs were $742,150, $612,301, $296,853, $321,624 and $333,973, respectively, for Messrs. Mariotti, Perlmutter, Daw, Oddie and Ms. Jung. For a discussion of the assumptions used to calculate the value of the stock awards made to our NEOs in 2022, see Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(2) Amounts reflect the grant-date Black-Scholes value of the stock options granted during 2022, 2021, and 2020, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of all option awards made to our NEOs in 2022, see Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(3) Amount reflects non-equity incentive plan compensation that was earned for the applicable fiscal year
(4) For our named executive officers, the 2022 amount includes matching contributions under our 401(k) plan ($11,400 for Mr. Mariotti. $10,615 for Mr. Perlmutter, $12,200 for Mr. Daw and $12,292 for Ms. Fall Jung) and group term life insurance premiums ($696 for each of Messrs. Mariotti, Perlmutter, Daw and Ms. Fall Jung and $590 for Mr. Oddie). For Mr. Oddie, amount also includes a monthly automobile stipend ($14,518) and cash supplements in lieu of his participation in Funko UK Ltd.'s pension scheme ($29,745).
(5) Mr. Yessner was appointed Interim Chief Financial Officer, effective December 5, 2022. Amounts shown reflect amounts paid to Tatum (as defined below) pursuant to the Tatum Agreement (as defined below) in connection with Mr. Yessner's services to the Company during 2022.
(6) Represents a $7,500 discretionary bonus paid to Mr. Daw for his contributions in connection with the investment by TCG.
(7) For 2022, compensation received by Mr. Oddie in non-U.S. currency has been converted to U.S. dollars using an exchange rate of £1 to $1.2098 (which was the December 31, 2022 exchange rate).
(8) Reflects a $5,000 discretionary bonus paid to Ms. Fall Jung for her contribution in connection with the investment by TCG, as well as the 2022 annual bonus paid to Ms. Fall Jung at target achievement pursuant to her Transition Agreement (as described below).

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2022
The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2022 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2022.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Mariotti			1,500,000	3,000,000
	3/8/2022				10,857	21,713	43,426				371,075
	3/8/2022							43,428 (4)			742,185
	3/8/2022								54,300 (5)	$17.09	548,906
Andrew Perlmutter	1/3/2022		1,221,635	2,443,269				85,112 (6)			1,645,874
	3/8/2022				8,957	17,914	35,828				306,150
	3/8/2022							35,829			612,318
	3/8/2022								44,800 (5)	$17.09	452,872
Tracy Daw			330,288	660,577
	3/8/2022				4,343	8,685	17,370				148,427
	3/8/2022							17,372 (4)			296,887
	3/8/2022								21,700 (5)	$17.09	219,360
Andrew Oddie	3/8/2022				4,699	9,398	18,796				160,612
	3/8/2022							18,798 (4)			321,258
	3/8/2022								23,500 (5)	$17.09	237,556
	5/12/2022							57,971 (6)			1,112,463
	5/12/2022							231,884 (7)			4,449,854
Jennifer Fall Jung			367,788	735,577
	3/8/2022				4,886	9,771	19,542				166,986
	3/8/2022							19,543 (4)			333,990
	3/8/2022								24,400 (5)	$17.09	246,654
(1) Amounts reflect potential payouts under our 2022 annual bonus program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.
(2) Vests after completion of three-year performance period based on achievement of specified Net Sales and Adjusted EBITDA Margin performance goals.
(3) Amounts reflect the grant-date fair values of the equity awards granted to our named executive officers in accordance with ASC Topic 718. The maximum grant date fair values of the PSUs were $742,150, $612,301, $296,853, $321,624 and $333,973, respectively, for Messrs. Mariotti, Perlmutter, Daw, Oddie and Ms. Jung. We provide information regarding the assumptions used to calculate these values in Note 18 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2022.
(4) Each award vests in four equal installments on each of the first four anniversaries of the grant date, subject to the NEO's continued employment with the Company through each applicable vesting date.
(5) Each award vests and becomes exercisable with respect to 25% of the shares subject thereto on the first anniversary of the vesting date, and the remaining 75% vest and become exercisable in thirty-six equal monthly installments thereafter, subject to the NEO's continued employment with the Company through each applicable vesting date.
(6) Each award vests in three equal installments on each of the first three anniversaries of the grant date, subject to the NEO's continued employment with the Company through each applicable vesting date.
(7) Vests in full on the fifth anniversary of the grant date, subject to the NEO's continued employment with the Company through each applicable vesting date.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

SUMMARY OF EXECUTIVE COMPENSATION ARRANGEMENTS
Named Executive Officer Employment Agreements
We have entered into employment agreements with our NEOs, the terms of which are summarized below.
Brian Mariotti
In connection with his prior transition to the role of Chief Creative Officer, we entered into a new employment agreement with Mr. Mariotti effective January 3, 2022 (the “Mariotti Agreement”), for a three-year term, subject to automatic renewal for up to two additional one-year periods unless either party provides notice of non-renewal.
Pursuant to the Mariotti Agreement the Company has agreed to pay Mr. Mariotti an annual base salary of $1,000,000. Mr. Mariotti will also be eligible to receive an annual performance-based bonus ranging from 0% of his annual base salary to a maximum payout level established by the Board in its discretion, with a target bonus opportunity of 150% of his annual base salary. Pursuant to the Mariotti Agreement, in the event of a Change in Control (as defined in the Mariotti Agreement), any unvested equity awards held by Mr. Mariotti as of such Change in Control will accelerate and vest.
If Mr. Mariotti is terminated by us without “Cause” or by Mr. Mariotti for “Good Reason”(each as defined in the Mariotti Agreement), then in addition to any accrued amounts and subject to Mr. Mariotti timely delivering an effective release of claims in our favor, Mr. Mariotti is entitled to receive an amount equal to continuation of base salary for up to twelve (12) months from the date of termination, payable in twelve equal monthly installments in accordance with the Company’s regular payroll practices; reimbursement, up to a maximum of twelve (12) months, of the Company-paid portion of premium payments, as if he had remained an active employee, for any COBRA coverage he elects, if any; and any unvested equity award, whether made before, on, or after the date of the Mariotti Agreement, (1) that is subject solely to a time-based vesting condition will accelerate and vest in full and (2) that is subject to subsequent performance-based vesting conditions shall be eligible to vest and be settled based on the actual achievement of the applicable performance objective(s) as if the date of termination was the end of the applicable performance period(s) (the “Equity Acceleration”).
In addition, if Mr. Mariotti is terminated due to death or disability, he will be eligible to receive the Equity Acceleration.
Pursuant to his employment agreement, Mr. Mariotti is subject to a 12-month post-termination non-competition covenant and 24-month non-solicitation restrictions. Mr. Mariotti’s employment agreement also contains perpetual confidentiality and mutual non-disparagement covenant.
The employment agreement also provides that in the event any payment to Mr. Mariotti would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the payment will be reduced to such extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after-tax payment amount to Mr. Mariotti.
In connection with his reassumption of the role of Chief Executive Officer, the Company and Mr. Mariotti entered into an amendment to the Mariotti Agreement evidencing such transition, effective December 5, 2022. The Compensation Committee determined that Mr. Mariotti's compensation would not be increased in connection therewith.
Andrew Perlmutter
In connection with his prior appointment to the role of Chief Executive Officer, we entered into an amended and restated employment agreement with Mr. Perlmutter, effective January 3, 2022 (the “Perlmutter Agreement”) for a three-year term, subject to automatic renewal for up to two additional one-year periods unless either party provides notice of non-renewal. Pursuant to the Perlmutter Agreement, the Company has agreed to pay Mr. Perlmutter an annual base salary of $825,000. Mr. Perlmutter will also be eligible to receive a bonus pursuant to an annual performance-based incentive compensation program to be established by the Board. For fiscal year 2022, the annual target shall be no less than 150% of Mr. Perlmutter's base salary and for each fiscal year hereafter shall be as determined by the Board.

Pursuant to the Perlmutter Agreement, the Company granted Mr. Perlmutter an initial equity award consisting of restricted stock units (“RSUs”) having an aggregate fair value of approximately $1.5 million, as determined based on the average trading price of shares of the Company’s Class A common stock for the thirty consecutive trading days immediately preceding the date of grant. The RSUs shall vest with respect to one-third of the RSUs on each of the first three anniversaries of January 3, 2022, subject to Mr. Perlmutter’s continued service through the applicable vesting dates.
Upon a termination of employment by us without "Cause" or by Mr. Perlmutter for "Good Reason" (each defined in the Perlmutter Agreement), Mr. Perlmutter is entitled to receive an amount equal to continuation of base salary for up to twelve (12) months from the date of termination, payable in twelve equal monthly installments in accordance with the Company’s regular payroll practices; reimbursement, up to a maximum of twelve (12) months, of the Company-paid portion of premium payments, as if he had remained an active employee, for any COBRA coverage he elects, if any; and the Equity Acceleration (as defined above)
In addition, if Mr. Perlmutter is terminated due to death or disability, he will be eligible to receive the Equity Acceleration.
Pursuant to his employment agreement, Mr. Perlmutter is subject to a 12-month post-termination non-competition covenant and 24-month post-termination non-solicitation restrictions. Mr. Perlmutter’s employment agreement also contains perpetual confidentiality and mutual non-disparagement covenant.
Pursuant to Mr. Perlmutter’s employment agreement, in the event any payment to Mr. Perlmutter would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the payment will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after-tax payment amount to Mr. Perlmutter.
In connection with transition to the role of President, the Company entered into an employment agreement amendment with Mr. Perlmutter, effective December 5, 2022, pursuant to which, among other things, the Company agreed that in light of the continued importance of his role at the Company, the period during which Mr. Perlmutter may resign for Good Reason following the occurrence of a Good Reason event under the Perlmutter Agreement would be extended to twelve months.
Scott Yessner
Effective December 5, 2022, Mr. Yessner was appointed as Interim Chief Financial Officer. Mr. Yessner was employed by Ranstad Professionals US, LLC, d/b/a Tatum (“Tatum”), a talent services firm, and was engaged by the Company pursuant to a services agreement between the Company’s subsidiary, Funko, LLC, and Tatum to provide services as Interim Chief Financial Officer while the Company conducted a search for a long-term replacement for Ms. Jung (the “Tatum Agreement”). The Company agreed to compensate Tatum at the rate of $38,000 per week of service rendered by Mr. Yessner, for a minimum of four months. Pursuant to the Tatum Agreement, Tatum and Funko, LLC are subject to a mutual six-month post-termination non-solicit of employees covenant.
Mr. Yessner's service was terminated in connection with appointment of Steve Nave as the Company’s Chief Financial Officer and Chief Operating Officer, and the Tatum Agreement expired by its terms on April 5, 2023.
Tracy Daw
On April 19, 2023, we entered into an amended and restated employment agreement (the “Daw Agreement”) with Mr. Daw, pursuant to which he is employed as Chief Legal Officer and Secretary, effective as of November 1, 2022. The Daw Agreement provides for an initial term of employment of three years, subject to two automatic one-year extensions provided that neither party provides prior written notice of non-extension of the then-current term.
Pursuant to the Daw Agreement, Mr. Daw is entitled to an annual base salary of $450,000 and is eligible to participate in standard benefit plans. Additionally, Mr. Daw is eligible to receive an annual performance-based cash bonus upon the attainment of pre-established individual and company performance goals, with a target bonus opportunity equal to 75% of his base salary.

Upon a termination of employment by us without "Cause" or by Mr. Daw for "Good Reason" (each as defined in the Daw Agreement), subject to his execution and non-revocation of a release of claims, Mr. Daw is entitled to receive an amount equal to continuation of his then-current base salary for up to twelve (12) months from the date of termination, payable in twelve equal monthly installments in accordance with the Company’s regular payroll practices; reimbursement, up to a maximum of twelve (12) months, of the Company-paid portion of premium payments, as if he had remained an active employee, for any COBRA coverage he elects, if any; and the portion of any time-based equity awards which would have vested during the 12 month period following the date of termination shall accelerate and vest, and any performance-based equity awards shall be eligible to vest in accordance with the terms of the applicable award agreement
Pursuant to the Daw Agreement, Mr. Daw is subject to a 12-month post-termination non-competition covenant and a 24-month post-termination non-solicitation covenant, as well as perpetual confidentiality and mutual non-disparagement covenants.
The Daw Agreement also provides that in the event any payment to Mr. Daw would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the payment will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after-tax payment amount to Mr. Daw.
Andrew Oddie
On May 12, 2022, Funko UK, Ltd entered into a service agreement with Mr. Oddie in connection with his promotion to Chief Revenue Officer (the “Service Agreement”). The Service Agreement provides for an initial term of employment as Chief Revenue Officer and Managing Director – EMEA of three years, subject to two automatic one-year extensions provided that neither party provides prior written notice of non-extension of the then-current term.
Pursuant to the Service Agreement, Mr. Oddie is entitled to an annual salary of £496,501, a car allowance of up to £1,000 per month and is eligible to participate in standard benefit plans and earn an annual performance-based cash bonus upon the attainment of pre-established individual and company performance goals, with a target bonus opportunity equal to 75% of his base salary. Mr. Oddie also receives a monthly cash supplement equal to 5% of his monthly salary in lieu of his participation in the Company’s pension scheme.
Upon a termination of employment by us without “Cause” or by Mr. Oddie for "Good Reason" (each defined in the Service Agreement), Mr. Oddie will remain entitled to receive his annual base salary and contractual benefits for a period of 12 months or such lesser time period as remains unexpired in relation to his term of employment (or alternatively, receive such amounts in lieu of the notice period required under the Service Agreement). Notwithstanding the foregoing, if such qualifying termination occurs within twelve (12) months following a Change in Control (as defined in the Service Agreement), Mr. Oddie is entitled to receive an amount equal to continuation of base salary for up to twelve (12) months from the date of termination, payable in twelve equal monthly installments in accordance with the Company’s regular payroll practices (which shall be in lieu of any notice payment).
Pursuant to the Service Agreement, Mr. Oddie is subject to 12-month post-termination non-competition and non-solicitation covenants as well as perpetual confidentiality obligations.
.Jennifer Fall Jung
Effective July 22, 2019, we entered into an employment agreement with Ms. Fall Jung, pursuant to which she served as our Chief Financial Officer. The employment agreement provided for an initial term of employment of three years, subject to two automatic one-year extensions provided that neither party provides prior written notice of non-extension of the then-current term.
Pursuant to her employment agreement, Ms. Fall Jung was entitled to an annual base salary of $425,000 and was eligible to participate in standard benefit plans. Additionally, Ms. Fall Jung was eligible to receive an annual performance-based cash bonus upon the attainment of pre-established individual and company performance goals, with a target bonus opportunity equal to 50% of her base salary (which shall be prorated for any partial bonus years during the term of her employment). The employment agreement also provided for an initial equity grant consisting of restricted stock units and stock options with an aggregate value to be targeted at 200% of Ms. Fall Jung’s base salary. Ms. Fall Jung received such grant on August 13, 2019.

Pursuant to her employment agreement, Ms. Fall Jung was subject to a 12-month post-termination non-competition covenant and a 24-month post-termination non-solicitation covenant, as well as perpetual confidentiality and mutual non-disparagement covenants.
Fall Jung Transition Agreement
In connection with Ms. Fall Jung’s separation, the Company entered into a transition and release of claims agreement with Ms. Jung dated as of December 5, 2022 (the “Transition Agreement”). Under the Transition Agreement, Ms. Fall Jung agreed to provide transition and advisory services to the Company as an employee advisor during the period beginning on December 5, 2022 and ending on February 4, 2023 (such date, the “Separation Date”). The terms of Ms. Fall Jung’s existing employment agreement (as described above) controlled until the Separation Date, subject to the terms of the Transition Agreement.
Ms. Fall Jung will be entitled to receive, subject to her execution and non-revocation of a waiver and release of claims agreement and compliance with the applicable restrictive covenants: (i) continued base salary payments for 12 months following the Separation Date, less applicable withholdings, (ii) reimbursement during such 12-month period of the Company-paid portion of premium payments, as if Ms. Fall Jung had remained an active employee, for any COBRA coverage that she timely elects, which shall be payable monthly and (iii) her fiscal year 2022 target annual bonus, which shall be payable at the same time annual bonuses are paid to similarly situated executives of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table summarizes the number of shares of Class A common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2022.

	Grant Date	Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(10) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(10) ($)
Brian Mariotti	6/27/2018	315,070	(1)	—		11.71	6/27/2028
	7/30/2018	—		—		—	—	666,670	(2)	7,273,370
	4/17/2019	156,245	(1)	14,205	(1)	19.09	4/17/2029	4,688	(3)	51,146
	4/29/2020	78,133	(4)	39,067	(4)	4.01	4/29/2030	36,162	(5)	394,527
	4/21/2021	48,833	(4)	68,367	(4)	19.91	4/21/2031	33,623	(5)	366,827
	3/8/2022	—		54,300	(4)	17.09	3/8/2032	43,428	(5)	473,799	10,857	(6)	118,450
Andrew Perlmutter	10/30/2015	161,529	(7)	—		0.05	5/31/2023	—		—
	11/1/2017	123,000	(1)	—		12.00	11/1/2027	—		—
	6/27/2018	157,540	(1)	—		11.71	6/27/2028	—		—
	7/30/2018	—		—		—	—	333,330	(2)	3,636,630
	3/4/2019	99,843	(1)	6,657	(1)	19.89	3/4/2029	2,925	(3)	31,912
	4/29/2020	43,000	(4)	21,500	(4)	4.01	4/29/2030	19,889	(5)	216,989
	4/21/2021	26,875	(4)	37,625	(4)	19.91	4/21/2031	18,492	(5)	201,748
	1/3/2022	—		—		—	0	85,812	(8)	936,209
	3/8/2022	—		44,800	(4)	17.09	3/8/2032	35,829	(5)	390,894	8,957	(6)	97,721
Tracy Daw	11/1/2017	73,000	(1)	—		12.00	11/1/2027	—		—
	6/27/2018	72,890	(1)	—		11.71	6/27/2028	—		—
	3/4/2019	46,593	(1)	3,107	(1)	19.89	3/4/2029	1,368	(3)	14,925
	4/29/2020	19,533	(4)	9,767	(4)	4.01	4/29/2030	9,041	(5)	98,637
	4/21/2021	13,041	(4)	18,259	(4)	19.91	4/21/2031	8,967	(5)	97,830
	3/8/2022	—		21,700	(4)	17.09	3/8/2032	17,372	(5)	189,529	4,343	(6)	47,382
Andrew Oddie	7/30/2018	34,259	(1)	—		16.91	7/30/2028	—		—
	3/4/2019	39,375	(1)	2,625	(1)	19.89	3/4/2029	1,143	(3)	12,470
	4/29/2020	22,713	(1)	15,800	(1)	4.01	4/29/2030	14,627	(3)	159,581
	4/21/2021	21,375	(1)	29,925	(1)	19.91	4/21/2031	14,725	(3)	160,650
	3/8/2022	23,500	(1)	—		17.09	3/8/2032	18,798	(3)	205,086	4,699	(6)	51,266
	5/12/2022	—		—		—	0	57,971	(9)	632,464
	5/12/2022	—		—		—	0	231,884	(2)	2,529,854
Jennifer Fall Jung	8/13/2019	67,640	(1)	13,528	(1)	23.80	8/13/2029	2,232	(3)	24,351
	4/29/2020	33,200	(4)	16,600	(4)	4.01	4/29/2030	15,369	(5)	167,676
	4/21/2021	21,958	(4)	30,742	(4)	19.91	4/21/2031	15,130	(5)	165,068
	3/8/2022	—		24,400	(4)	17.09	3/8/2032	19,543	(5)	213,214	4,886	(6)	53,306

(1) Amount reflects options to purchase Class A common stock in the Company granted pursuant to the 2017 Plan. 25% of the award vests on the first anniversary of grant and the remaining 75% of the award shall vest ratably on the next 36 equal and cumulative installments on each monthly anniversary thereafter, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(2) Amount represents restricted stock units giving a contingent right to receive shares of Class A Common Stock pursuant to the 2017 Plan. The restricted stock units vest in one installment on the fifth anniversary of the date of grant, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(3) Amount represents restricted stock units giving a contingent right to receive shares of Class A Common Stock pursuant to the 2017 Plan. The restricted stock units vest in four equal installments on each of the first through fourth anniversaries of the date of grant, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(4) Amount reflects options to purchase Class A common stock in the Company granted pursuant to the 2019 Plan. 25% of the award vests on the first anniversary of grant and the remaining 75% of the award shall vest ratably on the next 36 equal and cumulative installments on each monthly anniversary thereafter, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(5) Amount represents restricted stock units giving a contingent right to receive shares of Class A Common Stock pursuant to the 2019 Plan. The restricted stock units vest in four equal installments on each of the first through fourth anniversaries of the date of grant, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(6) Amount represents performance stock units giving a contingent right to receive shares of Class A Common Stock, pursuant to the 2019 Plan. The performance stock unit vests after completion of three-year performance period based on achievement of specified Net Sales and Adjusted EBITDA Margin metrics (as described above). Amount shown reflects vesting based on threshold achievement based on actual performance as of December 31, 2022.
(7) Amount reflects options to purchase Common Units pursuant to the 2015 Option Plan.
(8) Amount represents restricted stock units giving a contingent right to receive shares of Class A Common Stock pursuant to the 2019 Plan. The restricted stock units vest in three equal installment on each of the first through third anniversaries of the date of grant, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(9) Amount represents restricted stock units giving a contingent right to receive shares of Class A Common Stock pursuant to the 2017 Plan. The restricted stock units vest in three equal installments on each of the first through third anniversaries of the date of grant, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(10) Amounts are calculated by multiplying the number of shares shown in the table by $10.91, the closing trading price of our common stock on December 30, 2022 (the last trading day before our fiscal year end of December 31, 2022).

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

Name	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Brian Mariotti	8,665	209,606
	4,687	78,226
	18,081	294,539
	11,207	193,321
Andrew Perlmutter	4,333	104,815
	2,925	57,038
	9,945	162,004
	6,164	106,329
Tracy Daw	2,005	48,501
	1,367	26,657
	4,520	73,631
	67,001	1,510,873
	2,988	51,543
Andrew Oddie	2,395	62,773
	1,142	22,269
	7,314	119,145
	4,908	84,663
Jennifer Fall Jung	2,232	46,582
	7,685	125,189
	71,189	1,605,312
	5,043	86,992
(1) Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Executive Employment Agreements
We are party to employment agreements with each of our NEOs other than Mr. Yessner. Pursuant to the terms of the employment agreements, in the event the NEO is terminated without “cause” or resigns for “good reason” (each, as defined in the employment agreements), or with respect to Messrs Mariotti and Perlmutter, is terminated due to death or disability, the NEO may be entitled to certain benefits. See "Named Executive Officer Employment Agreements" above for a description of such benefits.
All severance payments and benefits under the employment agreements are subject to the NEO’s execution of a release of claims against us and continued compliance with certain restrictive covenants.
Furthermore, Mr. Mariotti’s employment agreement provides that in the event of a change in control, any outstanding equity awards held by Mr. Mariotti will accelerate and vest as of such change in control.

Equity Arrangements
Pursuant to each of our 2017 Incentive Award Plan and 2019 Incentive Award Plan, in the event of a change in control of the Company where outstanding equity awards held by an executive are assumed, converted or replaced in connection therewith and an executive’s employment is terminated by the Company within twelve months of such change in control, any outstanding equity awards held by the executive will vest in full.
In addition, pursuant to the PSU award agreements entered into by the applicable NEOs, in the event the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason”, a number of PSUs as would vest based on actual achievement of the applicable performance targets as of the date of such termination, as determined by the Compensation Committee, will accelerate and vest.
Estimated Potential Payments
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($) (1)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)	Termination due to death or disability ($)
Brian Mariotti	Cash	$1,000,000		$1,000,000
	Equity Acceleration(2)	8,940,575	8,940,575	8,940,575	8,940,575
	Continued Healthcare(3)	21,085		21,085
	Total(4)	$9,961,660	$8,940,575	$9,961,660	$8,940,575
Andrew Perlmutter	Cash	$825,000		$825,000
	Equity Acceleration(2)	5,654,590		5,654,590	5,654,590
	Continued Healthcare(3)	21,085		21,085
	Total(4)	$6,500,675	$—	$6,500,675	$5,654,590
Tracy Daw	Cash	$450,000		$450,000
	Equity Acceleration(2)	44,539		44,539
	Continued Healthcare(3)	21,085		21,085
	Total(4)	$515,624	$—	$515,624	$—
Andrew Oddie	Cash	660,667		660,667
	Equity Acceleration(2)	48,190		3,857,315
	Continued Healthcare	—		—
	Total(4)	$708,857	$—	$4,517,982	$—
(1) Assumes awards are not assumed or substituted in connection with the change in control.
(2) With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $10.91, the closing trading price of our common stock on December 30, 2022 (the last trading day of 2022) and (ii) subtracting the exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $10.91, the closing trading price of our common stock on December 30, 2022 (the last trading day of 2022). With respect to the PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated PSUs by 10.91, the closing trading price of our common stock on December 30, 2022 (the last trading day of 2022).
(3) Amounts represent 12 months of continued COBRA payments.
(4) Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2022. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

Fall Jung Separation Agreement
Under the Transition Agreement entered into with Ms. Fall Jung in connection with her separation, Ms. Fall Jung agreed to step down as Chief Financial Officer effective December 5, 2022 and provide transition and advisory services to the Company as an employee advisor during the period beginning on December 5, 2022 and ending on February 4, 2023 (such date, the “Separation Date”). The terms of Ms. Fall Jung’s existing employment agreement (as described above) controlled until the Separation Date, subject to the terms of the Transition Agreement.
Ms. Fall Jung will be entitled to receive, subject to her execution and non-revocation of a waiver and release of claims agreement and compliance with the applicable restrictive covenants: (i) continued base salary payments for 12 months following the Separation Date, less applicable withholdings, (ii) reimbursement during such 12-month period of the Company-paid portion of premium payments, as if Ms. Fall Jung had remained an active employee, for any COBRA coverage that she timely elects, which shall be payable monthly and (iii) her fiscal year 2022 target annual bonus, which shall be payable at the same time annual bonuses are paid to similarly situated executives of the Company.

DIRECTOR COMPENSATION
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2022.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards (2) ($)	Restricted Stock Units (3) ($)	Total ($)
Charles Denson	111,467	37,419	54,508	203,394

Diane Irvine	81,563	37,419	54,508	173,490

Michael Lunsford	73,591	37,419	54,508	165,518

Sarah Kirshbaum Levy	61,617	37,419	54,508	153,544

Jesse Jacobs (4)	30,919	39,209	56,617	126,745

Richard Paul (5)	29,152	39,209	56,617	124,979

Trevor Edwards (6)	17,038	32,517	47,407	96,962

(1) Messrs. Mariotti and Perlmutter also serve as executive officers and as a result has been excluded from this table. Their compensation for 2022 is described above in the "Summary Compensation Table".
(2) Amounts reflect the grant-date Black-Scholes value of the stock options granted during 2022, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of all option awards made to our directors, see Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(3) Amounts reflect the full grant-date value of the restricted stock units granted during 2022, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of the restricted stock units made to our directors in 2022, see Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(4) Mr. Jacobs was appointed to the Board effective May 19, 2022.
(5) Mr. Paul was appointed to the Board effective May 19, 2022.
(6) Mr. Edwards was appointed to the Board effective July 27, 2022.

The table below shows the aggregate numbers of vested options to purchase Class A Stock, unvested options to purchase Class A Stock and unvested Restricted Stock Units held as of December 31, 2022 by each non-employee director who was serving as of December 31, 2022.

Name	Vested Options Outstanding at Fiscal Year End	Unvested Options Outstanding at Fiscal Year End	Unvested Restricted Stock Units Outstanding at Fiscal Year End
Charles Denson	46,310	5,200(1)	2,080(2)
Diane Irvine	76,810	5,200(1)	2,080(2)
Michael Lunsford	18,908	5,200(1)	2,080(2)
Sarah Levy	13,799	5,200(1)	2,080(2)
Jesse Jacobs	—	5,437(3)	2,175(4)
Richard Paul	—	5,437(3)	2,175(4)
Trevor Edwards	—	3,400(5)	1,342(6)

(1) 100% of options vest and become exercisable on May 24, 2023, subject to continued service through the vesting date.
(2) 100% of restricted stock units vest and become exercisable on May 24, 2023, subject to continued service through the vesting date.
(3) 237 options vest and become exercisable on May 19, 2023, subject to continued service through the vesting date. 5,200 options vest and become exercisable on May 24, 2023, subject to continued service through the vesting date.
(4) 95 restricted stock units vest and become exercisable on May 19, 2023, subject to continued service through the vesting date. 2,080 restricted stock units vest and become exercisable on May 24, 2024, subject to continued service through the vesting date.
(5) 100% of options vest and become exercisable on July 27, 2023, subject to continued service through the vesting date.
(6) 100% of restricted stock units vest and become exercisable on July 27, 2023, subject to continued service through the vesting date.
Pursuant to our non-employee director compensation policy, which was subsequently amended in August 2022, each non-employee director will be eligible to receive annual cash retainers as follows:

Annual Retainers	Pre-Amendment	Post-Amendment (Effective July 1, 2022)
Board:
All non-employee members of the Board	$50,000	$90,000
Chairperson of the Board	$30,000	$90,000
Audit Committee:
Additional Retainer for chairperson	$18,750	$25,000
Additional retainer for other members of the Audit Committee	N/A	$5,000
Compensation Committee:
Additional Retainer for chairperson	$15,000	$20,000
Additional retainer for other members of the Compensation Committee	N/A	$5,000
Nominating and Corporate Governance Committee:
Additional Retainer for chairperson	$10,000	$15,000
Additional retainer for other members of the Nominating and Corporate Governance Committee	N/A	$5,000
Each director will also receive an annual equity award comprised of stock options with a grant date fair value of $37,500 and restricted stock units with a grant date fair value of $37,500 (which shall each be increased respectively to $75,000 commencing with the 2023 annual meeting of the Company’s stockholders), with prorated awards made to directors who join on a date other than an annual meeting. Such awards will generally vest in full on the first anniversary of the grant date, subject to the non-employee director continuing in service through such date. The equity awards granted pursuant to this policy will accelerate and vest in full upon a change in control (as defined in the 2019 Plan).
* * * * *

PAY VERSUS PERFORMANCE TABLE
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO (Mariotti) ($)(4)	Compensation Actually Paid to PEO (Mariotti) ($)(1)(4)	Summary Compensation Table Total for PEO (Perlmutter) ($)(5)	Compensation Actually Paid to PEO (Perlmutter) ($)(1)(5)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (in thousands)	Net Sales(3) ($) (in thousands)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (2)
2022	3,130,262	(3,979,745)	4,214,326	(298,106)	2,562,172	1,448,176	63.58	113.10	(5,240)	1,322,706
2021	5,439,651	13,984,354			2,362,586	5,430,853	109.56	163.03	67,854	1,029,293
2020	2,627,245	(2,902,267)			1,357,551	(625,704)	60.49	126.95	9,763	652,537
(1)Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Brian Mariotti and Andrew Perlmutter	Scott Yessner, Andrew Oddie, Tracy Daw, and Jennifer Fall Jung
2021	Brian Mariotti	Andrew Perlmutter and Jennifer Fall Jung
2020	Brian Mariotti	Andrew Perlmutter and Jennifer Fall Jung
In 2022, Mr. Perlmutter served as Chief Executive Officer prior to Mr. Mariotti re-assuming the role effective December 5, 2022, following which Mr. Perlmutter transitioned to the role of President. Mr. Yessner commenced serving as Interim Chief Financial Officer on December 5, 2022 and did not receive any compensation other than a weekly flat fee of $38,000 paid to Tatum (as defined above) for his services as Interim Chief Financial Officer.
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2020		2021		2022
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO (Mariotti)	PEO (Perlmutter)	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(494,057)	(453,378)	(1,983,155)	(991,568)	(1,662,166)	(3,017,214)	(1,923,512)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,579,160	769,947	1,750,934	875,458	1,083,056	1,829,764	1,032,454
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(5,605,912)	(1,565,378)	7,252,842	2,353,019	(6,475,941)	(3,293,990)	(338,834)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(1,008,702)	(734,450)	1,524,081	831,359	(54,956)	(30,992)	115,896
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	—	—	—
TOTAL ADJUSTMENTS	(5,529,512)	(1,983,259)	8,544,703	3,068,268	(7,110,007)	(4,512,432)	(1,113,996)

The fair values of RSUs, PSUs, and stock options included in the compensation actually paid to our PEOs and the average compensation actually paid to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2022. Any changes to the RSU and PSU fair values from the grant date (for current year grants) and from prior year-end (for prior year RSU grants) are based on our updated stock price at the respective measurement dates. Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, peer volatility, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.
(2)For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the Russell 2000 Consumer Discretionary Index (the “Peer Group”).I
(3)Net Sales is a GAAP measure. The Company selected Net Sales as the Company-Selected Measure due to it being an important financial performance measure that helps link compensation actually paid to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. Specifically, Net Sales is used to evaluate performance under the 2022 Executive Incentive Plan, a short-term cash incentive plan under which participating employees are eligible to earn cash bonuses based on the Company’s achievement of Net Sales as well as several other Company and individual performance goals. Net Sales is also used as a performance metric in our long-term equity incentive program for our PSUs, which are eligible to be earned over a three-year performance period based on achievement of Net Sales and Adjusted EBITDA Margin targets.
(4)Represent summary compensation and compensation actually paid to Mr. Mariotti, who reassumed the role of Chief Executive Officer effective December 5, 2022
(5)Represents summary compensation and compensation actually paid to Mr. Perlmutter, who served as Chief Executive Officer from January 3, 2022 until December 5, 2022.

NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Net Sales, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:
•Net Sales;
•Adjusted EBITDA; and
•Adjusted EBITDA Margin.
For additional details regarding our most important financial performance measures, please see the sections titled “Elements of Compensation—Cash Incentive Compensation” and “—Equity-Based Long-Term Incentive Awards” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock for:
•each person known by us to beneficially own more than 5% of our Class A common stock or our Class B common stock;
•each of our directors (which includes all nominees);
•each of our named executive officers; and
•all of our executive officers and directors as a group.
As described in “Certain Relationships and Related Person Transactions,” each common unit of FAH, LLC (other than common units held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units.
The Continuing Equity Owners may exercise such redemption right for as long as their common units of FAH, LLC remain outstanding. In connection with our IPO, we issued to each Continuing Equity Owner, for nominal consideration, one share of Class B common stock for each common unit of FAH, LLC it owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of common units of FAH, LLC each such Continuing Equity Owner owns.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 47,315,650 shares of Class A common stock and 3,293,140 shares of Class B common stock outstanding as of April 18, 2023. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, including the redemption right described above with respect to each common unit of FAH, LLC, held by such person that are currently exercisable or will become exercisable within 60 days of April 18, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 2802 Wetmore Avenue, Everett, Washington 98201. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock Beneficially Owned (1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power (2)

Name of beneficial owner	Number	Percentage	Number	Percentage	Percentage
5% Stockholders
TCG 3.0 Fuji, LP(3)	12,528,171	26.5%	—	*	24.7%
Massachusetts Financial Services Company(4)	4,295,686	9.1%	—	*	8.5%
Cooper Creek Partners Management LLC(5)	2,692,640	5.7%	—	*	5.3%
No Street GP LP(6)	2,663,810	5.6%	—	*	5.3%
Woodson Capital Master Fund, LP(7)	2,631,947	5.6%	—	*	5.2%
Named Executive Officers and Directors
Brian Mariotti(8)	2,470,288	5.0%	1,016,633	30.9%	2.2%
Andrew Perlmutter(9)	875,940	1.8%	—	*	*
Scott Yessner	—	*	—	*	*
Jennifer Fall Jung(10)	181,299	*	—	*	*
Tracy Daw(11)	430,571	*	21,245	*	*
Andrew Oddie(12)	318,896	*	29,448	*	*
Charles Denson(13)	283,706	*	14,557	*	*
Trevor Edwards	—	*	—	*	*
Diane Irvine(14)	91,691	*	—	*	*
Jesse Jacobs(15)	7,612	*	—	*	*
Sarah Kirshbaum Levy(16)	27,580	*	—	*	*
Michael Lunsford(17)	32,989	*	—	*	*
Richard Paul(18)	7,612	*	—	*	*
All executive officers and directors as a group (13 individuals)(19)	4,728,184	9.2%	1,081,883	32.9%	3.3%
*Less than one percent.
(1)  For the reasons described above, in this table, beneficial ownership of common units of FAH, LLC has been reflected as beneficial ownership of our Class A common stock for which such common units may be exchanged. When a common unit is exchanged by a Continuing Equity Owner who holds our Class B common stock, a corresponding share of Class B common stock will be cancelled.
(2) Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class, based on the applicable holder's ownership of Class A Common Stock and Class B common stock only (and not including any options or restricted stock units). Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or the Company’s certificate of incorporation.
(3) Based on a Schedule 13D filed on May 27, 2022. TCG 3.0 Fuji, LP (“Fuji”), TCG Capital Management, LP (“TCG Management”), TCG 3.0-A, LP (“TCG A”), TCG 3.0-B, LP (“TCG B”), TCG 3.0 Co-Invest, LP (“TCG Co-Invest”), and TCG 3.0 Fuji Co-Invest, LP (“Fuji Co-Invest” and collectively, “TCG”) have shared voting and dispositive power over 12,520,559 shares of Class A common stock. TCG A, TCG B, TCG Co-Invest and Fuji Co-Invest are referred to collectively as the “Partners.” Fuji directly owns 12,520,559 shares of Class A common stock. The Partners collectively own all of Fuji. TCG Management acts as investment manager for Fuji and the Partners. In addition, Jesse Jacobs holds 2,175 RSUs relating to Class A common stock that will vest within 60 days of April 18, 2023 and 5,437 options to purchase Class A common stock that will vest within 60 days of April 18, 2023 for the benefit of TCG Management. The address for TCG is 12180 Millennium Drive, Suite 500, Playa Vista, CA 90094.
(4) Based on a Schedule 13G filed on February 8, 2023. Massachusetts Financial Services Company (“MFS”) has sole voting power with respect to 4,269,755 shares of Class A common stock and sole dispositive power with respect to 4,295,686 shares of Class A common stock. The address for MFS is 111 Huntington Avenue, Boston, MA 02199.

(5) Based on a Schedule 13G filed on February 13, 2023. Cooper Creek Partners Management LLC has sole voting and dispositive power with respect to 2,692,640 shares of Class A common stock. The address of Cooper Creek Partners Management LLC is 501 Madison Avenue, Suite 302, New York, NY 10022.
(6) Based on a Schedule 13G filed on February 14, 2023. No Street GP LP has shared voting power over 2,633,810 and shared dispositive power over 2,663,810 common units of FAH, LLC. No Street GP LP acted as the investment adviser of one or more investment partnerships or pooled investment vehicles that beneficially hold common units. The address of No Street GP LP is 505 Montgomery Street, Suite 1250, San Francisco, CA 94111.
(7) Based on information obtained from a Schedule 13G/A filed on February 14, 2023. As disclosed in the Schedule 13G/A, as of December 6, 2022, Woodson Capital Master Fund, LP (“Woodson Master”) has shared voting and dispositive power with respect to 2,461,903 shares of Class A common stock, and Woodson Capital General Partner, LLC (“WCGP”), Woodson Capital Management, LP (“WCM”), Woodson Capital GP, LLC (“WCG”) and James Woodson Davis (together with WCGP, WCM, and WCG, the “Woodson Reporting Persons”) have shared voting and dispositive power over 2,631,947 shares of Class A common stock. James Woodson Davis is the sole managing member of WCG, which is the general partner of WCM. WCM is the investment manager of Woodson Master and WCGP is the general partner of Woodson Master. The address of Woodson Master is Maples Corporate Services Limited, Ugland House Grand Cayman, KY1-1104 Cayman Islands and the address of the Woodson Reporting Persons is 537 Steamboat Road, Suite 303, Greenwich, Connecticut, 06830.
(8) Based on information available to the Company and information obtained from a Schedule 13G/A filed on February 9, 2023, Brian Mariotti has sole voting and dispositive power over 111,636 shares of Class A common stock, 1,675,493 common units of FAH, LLC, vested options to purchase 641,842 shares of Class A common stock, 29,289 restricted stock units that will vest within 60 days of April 18, 2023 and options to purchase 12,028 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(9) Andrew Perlmutter has sole voting and dispositive power over 114,304 shares of Class A common stock, 261,177 common units of FAH, LLC, vested options to purchase 477,110 shares of Class A common stock, 16,108 restricted stock units that will vest within 60 days of April 18, 2023, and options to purchase 7,221 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(10) Jennifer Fall Jung has sole voting and dispositive power over 54,675 shares of Class A common stock and 126,624 options to purchase shares of Class A common stock that are currently vested.
(11) Tracy Daw has sole voting and dispositive power over 41,857 shares of Class A common stock, 73,485 common units of FAH, LLC, vested options to purchase 304,290 shares of Class A common stock, 7,509 restricted stock units that will vest within 60 days of April 18, 2023, and options to purchase 3,430 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(12) Andrew Oddie has sole voting and dispositive power over 28,841 shares of Class A common stock, 29,448 common units of FAH, LLC, vested options to purchase 223,972 shares of Class A common stock, 31,544 restricted stock units that will vest within 60 days of April 18, 2023, and options to purchase 5,091 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(13) Charles Denson has sole voting and dispositive power over 201,001 shares of Class A common stock, including 14,300 shares of Class A common stock held by Fielding Road, LLC and 25,000 shares of Class A common stock held by Denson Investments, LLC, 29,115 common units of FAH, LLC that are currently vested, 46,310 options to purchase shares of Class A common stock that are currently vested, 2,080 restricted stock units that will vest within 60 days of April 18, 2023, and options to purchase 5,200 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(14) Diane Irvine has sole voting and dispositive power over 7,601 shares of Class A common stock, 76,810 options to purchase shares of Class A common stock that are currently vested, 2,080 restricted stock units that will vest within 60 days of April 18, 2023, and options to purchase 5,200 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(15) Jesse Jacobs has sole voting and dispositive power over 2,175 restricted stock units that will vest within 60 days of April 18, 2023 and options to purchase 5,437 shares of Class A common stock that will vest within 60 days of April 18, 2023. Mr. Jacobs has entered into an arrangement with TCG pursuant to which he holds such restricted stock unit and option awards for the benefit of TCG. Mr. Jacobs disclaims any beneficial ownership, except to the extent of his pecuniary interest therein.
(16) Sarah Kirshbaum Levy has sole voting and dispositive power over 6,501 shares of Class A common stock, 13,799 options to purchase shares of Class A common stock that are currently vested, 2,080 restricted stock units that will vest within 60 days of April 18, 2023, and options to purchase 5,200 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(17) Michael Lunsford has sole voting and dispositive power over 6,801 shares of Class A common stock, 18,908 options to purchase shares of Class A common stock that are currently vested, 2,080 restricted stock units that will vest within 60 days of April 18, 2023, and options to purchase 5,200 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(18) Richard Paul has sole voting and dispositive power over 2,175 restricted stock units that will vest within 60 days of April 18, 2023 and options to purchase 5,437 shares of Class A common stock that will vest within 60 days of April 18, 2023.
(19) Includes 568,529 shares of Class A common stock, 2,493,366 common units of FAH, LLC, vested options to purchase 1,929,665 shares of Class A common stock, 97,120 restricted stock units that will vest within 60 days of April 18, 2023 and options to purchase 59,464 shares of Class A common stock that will vest within 60 days of April 18, 2023.

Certain Relationships and Related Person Transactions

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.
Under the policy, the Company’s legal staff is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the Company’s legal staff determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock or our Class B common stock since January 1, 2022. All of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

TAX RECEIVABLE AGREEMENT
On November 1, 2017, we entered into a tax receivable agreement (the “Tax Receivable Agreement”) that provides for the payment by us to the Continuing Equity Owners and certain transferees of the Continuing Equity Owners that have been joined as parties to the Tax Receivable Agreement (the parties entitled to payments under the Tax Receivable Agreement are referred to herein as the "TRA Parties") of 85% of the amount of certain tax benefits, if any, we actually realize, or in some circumstances are deemed to realize, as a result of the redemption and exchange transactions described below in the section titled “FAH LLC Agreement”, including basis adjustments in our share of the tax basis of the assets of FAH, LLC, and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. The applicable basis adjustments (as well as any amounts payable to the TRA Parties under the Tax Receivable Agreement) will vary depending on a number of factors including the timing of any future redemptions or exchanges, the price of shares of our Class A common stock at the time of any applicable redemptions or exchanges, the extent to which such redemptions or exchanges are taxable, and the amount and timing of our income. These tax benefit payments are not conditioned upon one or more of the TRA Parties maintaining a continued ownership interest in FAH, LLC. If a TRA Party transfers common units of FAH, LLC but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such TRA Party generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent exchange of such common units. In general, the TRA Parties' rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated to any person, other than certain permitted transferees, without our prior written consent (which should not be unreasonably withheld, conditioned or delayed) and such person’s becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable TRA Party’s interest therein. During the year ended December 31, 2022, we recognized Tax Receivable Agreement liabilities of $30.6 million for payments due to the TRA Parties under the Tax Receivable Agreement. There were $7.7 million of payments made pursuant to the Tax Receivable Agreement during the year ended December 31, 2022.

FAH LLC AGREEMENT
On November 1, 2017, FAH, LLC amended and restated the FAH LLC Agreement to, among other things, (i) provide for a new single class of common membership interests in FAH, LLC, the common units; (ii) exchange all of the then-existing membership interests of the Original Equity Owners for common units of FAH, LLC; and (iii) appoint the Company as the sole manager of FAH, LLC.
The LLC Agreement also provides that the Continuing Equity Owners may from time to time at each of their options require FAH, LLC to redeem (subject in certain circumstances to time-based vesting requirements) all or a portion of their common units in exchange for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), shares of the Company’s Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. Simultaneously with the payment of cash or shares of Class A common stock, as applicable, in connection with a redemption or exchange of common units pursuant to the terms of the FAH LLC Agreement, a number of shares of our Class B common stock registered in the name of the redeeming or exchanging Class B common stock owners will be cancelled for no consideration on a one-for-one basis with the number of common units so redeemed or exchanged.
The FAH LLC Agreement also requires that FAH, LLC, at all times, maintain (i) a one-to-one ratio between the number of outstanding shares of Class A common stock and the number of common units of FAH, LLC owned by us and (ii) a one-to-one ratio between the number of shares of Class B common stock owned by the Continuing Equity Owners and the number of common units of FAH, LLC owned by the Continuing Equity Owners.

STOCKHOLDERS AGREEMENT
In connection with the closing of the ACON Sale, our Former Stockholders Agreement between us, ACON, Fundamental and Brian Mariotti, our Chief Executive Officer, was terminated.
We have entered into a new Stockholders Agreement with TCG . Pursuant to the Stockholders Agreement, TCG is entitled to designate up to two directors, apportioned among the classes, for as long as the TCG Related Parties beneficially own directly or indirectly, in the aggregate, at least 20% of our Class A common stock; and one director for as long as the TCG Related Parties beneficially own directly or indirectly, in the aggregate, less than 20% but at least 10% or more of our Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). The TCG Related Parties are not entitled to designate any director if at any time, the TCG Related Parties beneficially own, directly or indirectly, in the aggregate less than 10% of all issued and outstanding shares of Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). Additionally, we are required to take all commercially reasonable action to cause (1) the Board to be comprised of at least seven directors or such other number of directors as our Board may determine; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the Board at each annual meeting of our stockholders at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board.
In addition, the Stockholders Agreement provides that for as long as the TCG Related Parties, beneficially own, directly or indirectly, in the aggregate, 22% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions or enter into certain transactions (whether by merger, consolidation, or otherwise) without the prior written approval of TCG, including:
•entering into any transaction or series of related transactions in which any person or group (other than the TCG Related Parties and any group that includes the TCG Related Parties), acquires, directly or indirectly, in excess of 50% of the then outstanding shares of any class of our or our subsidiaries’ capital stock, or following which any such person or group has the direct or indirect power to elect a majority of the members of our board of directors or to replace us as the sole manager of FAH, LLC (or to add another person as co-manager of FAH, LLC);
•the reorganization, voluntary bankruptcy, liquidation, dissolution or winding up of us or any of our subsidiaries;
•the sale, lease or exchange of all or substantially all of our and our subsidiaries’ property and assets;
•the resignation, replacement or removal of us as the sole manager of FAH, LLC, or the appointment of any additional person as a manager of FAH, LLC;
•the creation of a new class or series of capital stock or other equity securities of us or, in the event such creation would materially and adversely impair the rights of the TCG Related Parties as holders of our Class A common stock, any of our subsidiaries;
•the issuance of additional shares of Class A common stock, Class B common stock, preferred stock or other equity securities of us other than (x) under any stock option or other equity compensation plan approved by our board of directors or the compensation committee, or (y) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of the Stockholders Agreement or, in the event such creation would materially and adversely impair the rights of the TCG Related Parties as holders of our Class A common stock, equity securities of any of our subsidiaries;
•any amendment or modification of our certificate of incorporation or bylaws or any similar organizational documents of any of our subsidiaries that would, in either case, materially and adversely impair the rights of the TCG Related Parties as holders of our Class A common stock, and
•except to the extent of the express restrictions applicable to TCG and its controlled affiliates in the Stockholders Agreement, any action to adopt, approve or implement any plan, agreement or provision that would, among other things, negatively affect TCG’s or its controlled affiliates’ ability to continue to hold or acquire additional shares of our capital stock or other securities.

The Stockholders Agreement will terminate upon the earliest to occur of (1) the TCG Related Parties cease to own any shares of our Class A common stock or other equity securities of the Company, (2) the TCG Related Parties no longer have any right to designate a director as set forth in the Stockholders Agreement, and (3) the unanimous written consent of the parties to the Stockholders Agreement.

REGISTRATION RIGHTS AGREEMENT
In connection with our IPO, we entered into a Registration Rights Agreement with the Original Equity Owners and we entered into a joinder and amendment to the Registration Rights Agreement with TCG on May 3, 2022. The Registration Rights Agreement, as amended, provides TCG with certain “demand” registration rights whereby TCG can require us to register under the Securities Act the offer and sale of shares of Class A common stock held by them. The Registration Rights Agreement also provides for customary “piggyback” registration rights for all parties to the agreement. We have agreed to pay certain expenses of the registration rights holders in connection with the exercise of their registration rights, and that we will indemnify the registration rights holders against certain liabilities which may arise under the Securities Act or other federal or state securities laws.

INDEMNIFICATION AGREEMENTS
Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have entered into indemnification agreements with our executive officers and directors. We also purchased directors’ and officers’ liability insurance.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2022, other than one Form 4 reporting two late transactions for Andrew Oddie, one Form 4 reporting one late transaction for Andrew Perlmutter, and one Form 4 reporting one late transaction for Brian Mariotti.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2022, the members of our Compensation Committee were Charles Denson, Ken Brotman, Michael Lunsford, Diane Irvine and Trevor Edwards. None of the members of our Compensation Committee is our current employee. During the fiscal year ended December 31, 2022, none of the relationships required to be disclosed by the rules of the SEC existed aside from those identified herein. See “Certain Relationships and Related Person Transactions” for a description of certain agreements involving ACON Investments where Mr. Brotman is a Managing Partner.
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2802 Wetmore Avenue, Everett, Washington 98201 in writing not later than [ ● ], 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than the close of business on February 14, 2024 and no later than the close of business on March 15, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 13, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Funko’s Annual Report on Form 10-K
A copy of Funko’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 18, 2023 without charge upon written request addressed to:
Funko, Inc.
Attention: Secretary
2802 Wetmore Avenue
Everett, Washington 98201
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at www.funko.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Tracy D. Daw, Chief Legal Officer and Secretary
Everett, Washington
[●], 2023

Annex A-1
RESOLVED, that Section 14.3 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:
Section 14.3    Definitions. As used in this Amended and Restated Certificate of Incorporation, the following terms shall have the following meaning:
a.“ACON” means ACON Funko Investors, L.L.C., a Delaware limited liability company.
b.“ACON Related Parties” means, collectively, (i) ACON, (ii) ACON Funko Investors Holdings 1, L.L.C., a Delaware limited liability company, (iii) ACON Funko Investors Holdings 2, L.L.C., a Delaware limited liability company, (iv) ACON Funko Investors Holdings 3, L.L.C., a Delaware limited liability company and (v) each of their respective Permitted Transferees.
c.“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.
d.“Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.
e.“Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the Interested Stockholder or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation.
f.“Fundamental” means Fundamental Capital and Funko International.
g.“Fundamental Capital” means Fundamental Capital, LLC, a Delaware limited liability company.
h.“Fundamental Related Parties” means Fundamental Capital and Funko International together with each of their Permitted Transferees.
i.“Funko International” means Funko International, LLC, a Delaware limited liability company.
j.“Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation, including, without limitation, the Blockers (as defined in the LLC Agreement)) that (i) is the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote, or (ii) is an Affiliate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Article XIV to the contrary, the term “Interested Stockholder” shall not include:

(x) the TCG Related Parties or any of their Affiliates or Associates, including any investment funds managed, directly or indirectly, by TCG or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation or (y) any Person who acquires voting stock of the Corporation directly from a TCG Related Party, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering.
k.“Person” means any individual, corporation, partnership, unincorporated association or other entity.
l.“TCG” means TCG 3.0 Fuji, LP, a Delaware limited partnership.
m.“TCG Related Parties” means, collectively, (i) TCG and (ii) any Affiliate of TCG to which TCG transfers Class A Common Stock.
Annex A-2
Section 14.3    Definitions. As used in this Amended and Restated Certificate of Incorporation, the following terms shall have the following meaning:
a.“ACON” means ACON Funko Investors, L.L.C., a Delaware limited liability company.
b.“ACON Related Parties” means, collectively, (i) ACON, (ii) ACON Funko Investors Holdings 1, L.L.C., a Delaware limited liability company, (iii) ACON Funko Investors Holdings 2, L.L.C., a Delaware limited liability company, (iv) ACON Funko Investors Holdings 3, L.L.C., a Delaware limited liability company and (v) each of their respective Permitted Transferees.
c.“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person~~;~~.
d.“Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.
e.“Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the Interested Stockholder or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation.
f.“Fundamental” means Fundamental Capital and Funko International.
g.“Fundamental Capital” means Fundamental Capital, LLC, a Delaware limited liability company.

h.“Fundamental Related Parties” means Fundamental Capital and Funko International together with each of their Permitted Transferees.
i.“Funko International” means Funko International, LLC, a Delaware limited liability company.
j.“Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation, including, without limitation, the Blockers (as defined in the LLC Agreement)) that (i) is the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote, or (ii) is an Affiliate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Article XIV to the contrary, the term “Interested Stockholder” shall not include: (x) the ~~ACON~~TCG Related Parties or any of their Affiliates or Associates, including any investment funds managed, directly or indirectly, by ~~ACON~~TCG or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation or (y~~) the Fundamental Related Parties or any of their Affiliates or Associates, including any investment funds managed, directly or indirectly, by Fundamental or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation, or (z~~) any Person who acquires voting stock of the Corporation directly from ~~an ACON Related Party or a Fundamental~~a TCG Related Party, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering.
k.“Person” means any individual, corporation, partnership, unincorporated association or other entity.
l.“TCG” means TCG 3.0 Fuji, LP, a Delaware limited partnership.
m.“TCG Related Parties” means, collectively, (i) TCG and (ii) any Affiliate of TCG to which TCG transfers Class A Common Stock.

Annex B-1
RESOLVED, that Article XI of the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:
ARTICLE XI.
The Corporation is authorized to indemnify, and to advance expenses to, each current or former Director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL. To the fullest extent permitted by the DGCL, no Director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. No amendment to, or modification or repeal of, this Article XI shall adversely affect any right or protection of a Director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.
Annex B-2
ARTICLE XI.
The Corporation is authorized to indemnify, and to advance expenses to, each current or former Director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL. To the fullest extent permitted by the ~~laws of the State of Delaware~~DGCL, no Director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. No amendment to, or modification or repeal of, this Article XI shall adversely affect any right or protection of a Director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

FUNKO, INC.
2802 WETMORE AVENUE
EVERETT, WASHINGTON 98201

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FNKO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14227-P93427

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FUNKO, INC.

	For All	Withhold All	For All Except
1. Election of Directors **Nominees:** 01) Diane Irvine 02) Sarah Kirshbaum Levy 03) Jesse Jacobs	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3a, 3b and 4:

The Board of Directors recommends you vote 1 YEAR for the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V14228-P93427

Funko, Inc.
Annual Meeting of Stockholders
June 13, 2023 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Funko, Inc. hereby appoint(s) Brian Mariotti, Chief Executive Officer, Steve Nave, Chief Financial Officer and Chief Operating Officer, and Tracy Daw, Chief Legal Officer and Secretary, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of the proxy card, all of the shares of Class A Common Stock and/or Class B Common Stock, as applicable, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time on June 13, 2023 virtually at www.virtualshareholdermeeting.com/FNKO2023, and any adjournment, continuation or postponement thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side